                                                                   Exhibit 10.75

                       CONSOLIDATED, AMENDED AND RESTATED
               FEE AND SUBLEASEHOLD MORTGAGE, SECURITY AGREEMENT,
                     FINANCING STATEMENT, FIXTURE FILING AND
                ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS

                          Dated as of November 26, 1997

                                      from

                           MAGNOLIA ASSOCIATES, LTD.,
           286 MADISON, L.P., 290 MADISON, L.P. and 292 MADISON, L.P.
                                having an address
                  c/o Tower Realty Operating Partnership, L.P.
                        120 West 45th Street, 24th floor
                            New York, New York 10036

                                  as Mortgagor
                                       to

                      MERRILL LYNCH MORTGAGE CAPITAL, INC.
                              having an address at
                             World Financial Center
                                   North Tower
                          New York, New York 10281-1326

                                  as Mortgagee
 ------------------------------------------------------------------------------

             Prepared and drafted by and after recording, return to:
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022
                         Attn: Martha Feltenstein, Esq.

THIS CONSOLIDATED, AMENDED AND RESTATED MORTGAGE SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS (THE "MORTGAGE") SECURES A CONSOLIDATED, AMENDED AND RESTATED MORTGAGE NOTE IN THE PRINCIPAL AMOUNT OF ONE HUNDRED SEVEN MILLION DOLLARS ($107,000,000) WHICH PROMISSORY NOTE HAS BEEN EXECUTED AND DELIVERED OUTSIDE OF THE STATE OF FLORIDA. THIS MORTGAGE ENCUMBERS PROPERTY LOCATED IN THE STATES OF FLORIDA AND NEW YORK. THE VALUE OF THE A REAL PROPERTY LOCATED IN THE STATE OF FLORIDA IS SIXTY ONE MILLION DOLLARS ($61,000,000) AND RECOVERY AGAINST THE ORLANDO PROPERTY UNDER THIS MORTGAGE HAS BEEN LIMITED TO FIFTY FOUR MILLION DOLLARS ($54,000,000). FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF TWO HUNDRED FORTY FIVE THOUSAND DOLLARS ($245,000,000) HAVE BEEN AFFIXED TO THE ORIGINAL MORTGAGE (AS DEFINED HEREIN) RECORDED IN THE STATE OF FLORIDA BASED UPON A TAX BASE EQUAL TO THE LIMITED AMOUNT OF RECOVERY AGAINST THE ORLANDO PROPERTY

UNDER THIS MORTGAGE. FLORIDA INTANGIBLE PERSONAL PROPERTY TAXES HAVE BEEN PAID ON THE ORIGINAL MORTGAGE RECORDED IN THE STATE OF FLORIDA IN THE AMOUNT OF ONE HUNDRED TWENTY TWO THOUSAND DOLLARS ($122,000) UPON A TAX BASE EQUAL TO THE VALUE OF THE ORLANDO PROPERTY.

                               TABLE OF CONTENTS

1.    Definitions............................................................  8

2.    Warranty............................................................... 28

3.    Payment and Performance of Obligations Secured. ....................... 30

4.    Negative Covenants..................................................... 30

5.    Insurance.............................................................. 31

6.    Condemnation and Insurance Proceeds.................................... 36

7.    Impositions, Liens and Other Items..................................... 42

8.    Funds for Taxes and Insurance.......................................... 44

9.    License to Collect Rents............................................... 46

10.   Security Agreement..................................................... 46

11.   Transfers, Indebtedness and Subordinate Liens.......................... 48

12.   Maintenance of Mortgaged Property; Alterations; Inspection; Utilities.. 51

13.   Legal Compliance....................................................... 54

14.   Books and Records, Financial Statements, Reports and Other Information. 55

15.   Compliance with Leases and Agreements.................................. 57

16.   Mortgagee's Right to Perform........................................... 59

17.   Mortgagor's Existence; Organization and Authority...................... 59

18.   Protection of Security; Costs and Expenses............................. 60

19.   Management of the Mortgaged Property................................... 61

20.   Remedies............................................................... 62

21.   Application of Proceeds................................................ 68

22.   CERTAIN WAIVERS........................................................ 68

23.   Notice of Certain Occurrences.......................................... 69

24.   Trust Funds............................................................ 69

25.   Taxation............................................................... 69

26.   Notices................................................................ 70

27.   No Oral Modification................................................... 70

28.   Partial Invalidity..................................................... 70

29.   Successors and Assigns................................................. 70

30.   Governing Law.......................................................... 71

31.   Certain Representations, Warranties and Covenants...................... 71

32.   No Waiver.............................................................. 76

33.   Non-Recourse Obligations............................................... 76

34.   Further Assurances..................................................... 78

35.   Estoppel Certificates.................................................. 78

36.   Subleasehold Estate.................................................... 78

37.   Indemnification by Mortgagor........................................... 80

38.   Release of Property.................................................... 82

39.   Rating Agency Monitoring............................................... 85

40.   Environmental Matters.................................................. 86

41.   Recourse Nature of Certain Indemnifications............................ 87

42.   Counterparts........................................................... 88

43.   Merger, Conversion, Consolidation or Succession to Business of
       Mortgagee............................................................. 88

44.   No Endorsement......................................................... 88

45.   Intentionally Omitted.................................................. 88

46.   Defeasance............................................................. 88

47.   Defeasance Collateral Account.......................................... 91

48.   Reserves............................................................... 92

49.   Intentionally Omitted.................................................. 94

50.   Liability of Mortgagee................................................. 95

51.   Intentionally Omitted.................................................. 95

52.   As to Property in Florida.............................................. 95

53.   As to Property in New York............................................. 97

54.   Intentionally Omitted.................................................. 99

55.   Liability of Assignees of Mortgagee.................................... 99

56.   Securitization......................................................... 99

57.   Air Rights Lease...................................................... 105

EXHIBIT A         Legal Description of Property
EXHIBIT B         Environmental Reports
EXHIBIT C         Subordination, Nondisturbance and Attornment Agreement
EXHIBIT D         Original Mortgage
EXHIBIT E         Additional Notes
EXHIBIT F         Additional Mortgages
SCHEDULE 1        Allocated Loan Amounts
SCHEDULE 2        Operating Agreements
SCHEDULE 3        Special Assessments
SCHEDULE 4        Capital Expenditures

                       CONSOLIDATED, AMENDED AND RESTATED
               FEE AND SUBLEASEHOLD MORTGAGE, SECURITY AGREEMENT,
                     FINANCING STATEMENT, FIXTURE FILING AND
                ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS

            THIS CONSOLIDATED, AMENDED AND RESTATED FEE AND SUBLEASEHOLD MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS (herein, together with all amendments and supplements thereto, this "Mortgage"), dated as of the 26th day of November, 1997, is made by MAGNOLIA ASSOCIATES, LTD., a Florida limited partnership, 286 MADISON, L.P., 290 MADISON, L.P. and 292 MADISON, L.P., each a New York limited partnership, and each limited partnership having an address c/o Tower Realty Operating Partnership, L.P., 120 West 45th Street, 24th floor, New York, New York 10036 (collectively referred to herein as "Mortgagor"), to MERRILL LYNCH MORTGAGE CAPITAL INC., a Delaware corporation, having an address at World Financial Center, North Tower, New York, New York 10281-1326, together with its successors and assigns, "Mortgagee").

                              W I T N E S S E T H :

            WHEREAS, Mortgagor is the record and beneficial owner of a fee simple interest in those certain properties located on and comprising the land described in Exhibit "A-1 and A-2" attached hereto (the "Initial Land") which properties are encumbered by the Amended and Restated Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits dated as of October 16, 1997 made by Mortgagor to Midland Loan Services, L.P., as mortgagee, and assigned simultaneously therewith to Mortgagee (the "Original Mortgage"), which mortgage is more particularly described on Exhibit "D" attached hereto and securing that certain Amended and Restated Mortgage Note in the original principal amount of Fifty Four Million Dollars ($54,000,000) (the "Original Note");

            WHEREAS, Mortgagor is the record and beneficial owner of a fee simple interest (the "Tower Fee Estate ") and ground subleasehold interest in the property (the "Subleasehold Estate") comprising and located on the land described in Exhibit "A-3" attached hereto (the "Additional Land", collectively with the Initial Land, the "Land");

            WHEREAS, Mortgagor is the owner of a leasehold interest in certain development rights (the "Air Rights") appurtenant to the property located on the land described in Exhibit "A-4" attached hereto (the "Air Rights Parcel");

            WHEREAS, by Mortgage Modification and Spreader Agreement dated as of the date hereof, the Original Mortgage was spread over the whole of the Additional Property and the Air Rights Parcel;

            WHEREAS, Mortgagor has heretofore executed and delivered those certain promissory notes more particularly described on Exhibit "E" attached hereto (the "Additional Notes") secured by those certain mortgages more particularly described on Exhibit "F" attached hereto (the "Additional Mortgages");

            WHEREAS, the Original Note and the Additional Notes have been consolidated, amended and restated by Mortgagor and Mortgagee pursuant to the Consolidated, Amended and Restated Mortgage Note (together with all amendments, modifications, supplements, restatements, substitutions and replacements thereof and thereto, the "Note"), which Note evidences indebtedness in the original principal amount of One Hundred Seven Million Dollars ($107,000,000) (the "Loan"). The Note shall be payable as specified therein, with a maturity date of November 1, 2027 or if such date is not a Business Day, on the next preceding Business Day (the "Maturity Date") or such earlier date as may be required under the terms of the Note;

            WHEREAS, in connection with the consolidation, amendment and restatement of the Note, Mortgagor and Mortgagee hereby desire to consolidate, amend and restate the Original Mortgage and the Additional Mortgages in their entirety to form a single lien on the Mortgaged Property in the amount equal to the Loan Amount, securing the principal amount due and owing under the Note; and

            WHEREAS, Mortgagor and Mortgagee intend these recitals to be a material part of this Mortgage.

            NOW, THEREFORE, in consideration of the Loan to Mortgagor evidenced by the Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree that the Original Mortgage and Additional Mortgages are hereby consolidated, amended and restated as follows:

            TO SECURE:

                  (i) payment and performance of all covenants, conditions, liabilities and obligations of Mortgagor to Mortgagee contained in, and payment of the indebtedness evidenced by, the Note plus all interest payable thereunder; and

                  (ii) payment and performance of all covenants, conditions, liabilities and obligations contained in this Mortgage and any extensions, renewals or modifications hereof; and

                  (iii) payment and performance of all covenants, conditions, liabilities and obligations of Mortgagor contained in the Amended and Restated Assignment of Leases, Rents and Security Deposits, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Assignment of Leases"), between Mortgagor, as assignor, and Mortgagee, as assignee and the Amended and Restated Cash Collateral Account, Security, Pledge and Assignment Agreement, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Cash Collateral Agreement"), among Magnolia Associates, LTD., as pledgor, The Chase Manhattan Bank, as agent, and Mortgagee, as pledgee; and

                  (iv) payment and performance of all covenants, conditions, liabilities and obligations of Mortgagor contained in each of the other Loan Documents (as defined below); and

                  (v) without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by Mortgagee pursuant to the Note, this Mortgage or such other Loan Documents, even if the aggregate amount of the monetary obligation outstanding at any one time exceeds the face amount of the Note (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i)-(iv) above and this clause (v), collectively, the "Indebtedness"); and

                  (vi) payment of the Indebtedness together with the payment and performance of all other covenants, conditions, liabilities and obligations described and set forth in clauses (i)-(v) above and in this clause (vi), collectively, the "Obligations."

            NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM PRINCIPAL INDEBTEDNESS SECURED BY THE LIEN OF THIS MORTGAGE (i) WITH RESPECT TO THE PROPERTY DESCRIBED IN EXHIBIT A-1 (THE "ORLANDO PROPERTY") IS FIFTY FOUR MILLION DOLLARS ($54,000,000), (ii) WITH RESPECT TO THE PROPERTY DESCRIBED IN EXHIBIT A-2 (THE "MADISON PROPERTIES") IS THIRTY TWO MILLION DOLLARS ($32,000,000), AND (iii) WITH RESPECT TO THE PROPERTY DESCRIBED IN EXHIBIT A-3 AND EXHIBIT A-4 ("TOWER 45") IS SEVENTY SEVEN MILLION DOLLARS ($77,000,000).

                                GRANTING CLAUSES

            NOW, THEREFORE, THIS MORTGAGE WITNESSETH: that Mortgagor, in consideration of the premises, the Indebtedness secured by the Note, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, alienated, released, confirmed, conveyed, pledged and assigned and (b) by these presents does hereby irrevocably grant and create a first priority Lien (as defined below), subject to the Permitted Encumbrances and the provisions hereof and of the other Loan Documents, on and security interest in, and does hereby MORTGAGE, WARRANT, GRANT A SECURITY INTEREST IN, GRANT, BARGAIN, SELL, ALIENATE, RELEASE, CONFIRM, CONVEY, PLEDGE, ASSIGN, TRANSFER AND SET OVER TO MORTGAGEE, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and use of Mortgagee and its successors and assigns forever, in the trusts created hereby all its estate, right, title and interest now owned or hereafter acquired in, to and under any and all the property (collectively, the "Mortgaged Property") described in the following Granting Clauses:

                  (A) the Land;

                  (B) the Subleasehold Estate and all right, title and interest of Mortgagor in, to and under the Belasco Sublease, with all rights of use, occupancy and enjoyment and in and to all rents, income and profits arising from or pursuant to the Belasco Sublease together with all amendments, extensions, renewals and modifications of the Belasco Sublease and all credits, deposits, options and privileges of Mortgagor as tenant under the Belasco Sublease including, without limitation, the right to renew or extend the Belasco Sublease for a succeeding term or terms and all rights of Mortgagor under the Belasco Sublease in connection with any bankruptcy or insolvency proceeding of the lessor under the Belasco Sublease, if any;

                  (C) the Air Rights and all right, title and interest of Mortgagor in, to and under the Air Rights Lease, with all rights of use and enjoyment of the development rights granted therein and in and to all rents, income and profits arising from or pursuant to the Air Rights Lease together with all amendments, extensions, renewals and modifications of the Air Rights Lease and all credits, deposits, options and privileges of Mortgagor as tenant under the Air Rights Lease including, without limitation, the right to renew or extend the Air Rights Lease for a succeeding term or terms and all rights of Mortgagor under the Air Rights Lease in connection with any bankruptcy or insolvency proceeding of the lessor under the Air Rights Lease, if any;

                  (D) all of Mortgagor's right, title and interest in and to the buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on the Land (the "Improvements");

                  (E) all of Mortgagor's right, title and interest, if any, in and to (i) all streets, avenues, roads, alleys, passages, places, sidewalks, strips and gores of land and ways, existing or proposed, public or private, adjacent to the Land, and all reversionary rights with respect to the vacation of said streets, avenues, roads, alleys, passages, places, sidewalks and ways in the land lying thereunder, (ii) all air, lateral support, drainage, oil, gas and mineral rights, options to purchase or lease, waters, water courses and riparian rights now or hereafter pertaining to or used in connection with the Land and/or Improvements,
      (iii) all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances and property now or hereafter belonging or in any way appertaining to the Land, and (iv) all estate, right, title, claim or demand whatsoever, either at law or in equity, in possession or expectancy, of, in and to the Land (collectively, the "Appurtenances");

                  (F) all of Mortgagor's right, title and interest in and to all of the machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever, and all additions to and renewals and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Land, or any part thereof, and used in connection with the use, ownership, management, maintenance, enjoyment or operation of the Land in any present or future occupancy or use thereof and now owned or leased or hereafter owned or leased (to the extent permitted by the applicable Lease) by Mortgagor including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power equipment, boilers, dynamos, stokers, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, stoves, ranges, refrigerators, dishwashers, cabinets, office equipment, furniture and furnishings, partitions, ducts and compressors (other than equipment and personal property of tenants of the Land or the Improvements, or any part thereof) (hereinafter collectively called "Building Equipment"), and Mortgagor agrees to execute and deliver, from time to time, such further instruments (including, without limitation, any financing statements under the Uniform Commercial Code of the applicable State in which a Property is located (the "UCC")) as may be reasonably requested by Mortgagee to confirm the lien of this Mortgage on any Building Equipment or any Intangible;

            All such right, title and interest of Mortgagor in and to each of the five (5) distinct parcels or sets of parcels of the Land and Mortgagor's interest in and to the Improvements and Building Equipment located thereon and such other property with respect thereto described in the foregoing Granting Clauses is herein called a "Property" and all such Properties are herein collectively called the "Properties".

                  (G) all of Mortgagor's right, title and interest as lessor or licensor, as the case may be, in, to and under all leases, underlettings, concession agreements and licenses of the Properties, or any part thereof, now existing or hereafter entered into by Mortgagor including, without limitation, any cash and securities deposited thereunder (collectively, the "Leases"), the grant of such cash and securities hereunder being expressly subject to the provisions of the applicable Leases, and all of Mortgagor's right, title and interest, subject to the provisions of
      Section 9, in the right to receive and collect the revenues, income, rents, issues, profits, royalties and other benefits payable under any of the Leases or otherwise arising from the use or enjoyment of all or any portion of the Properties (collectively, the "Rents");

                  (H) subject to the provisions of Section 6 hereof, all of Mortgagor's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments hereafter made to Mortgagor for the taking, whether permanent or temporary, by condemnation, eminent domain, or for any conveyance made in lieu of such taking, of the whole or any part of the Properties, including, without limitation, all proceeds, judgments, claims, compensation awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Properties, whether direct or consequential, which said awards and payments are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness in such order as Mortgagee may determine in accordance with the provisions of this Mortgage without regard to the adequacy of Mortgagee's security hereunder and notwithstanding the fact that the amount thereof may not then be due and payable, and toward the payment of reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such awards or payments; and Mortgagor hereby agrees, upon request, to make, execute and deliver any and all further assignments and other instruments sufficient for the purpose of confirming this assignment of said proceeds, judgments, claims, compensation awards or payments to Mortgagee, subject to

      Section 6 hereof, free, clear and discharged of any encumbrances of any kind or nature whatsoever other than the Permitted Encumbrances;

                  (I) subject to the provisions of Section 6 hereof, all of Mortgagor's right, title and interest in and to all unearned premiums paid under insurance policies now or hereafter obtained by Mortgagor to the extent the same insure the Properties and any other insurance policies required to be maintained pursuant to Section 5 hereof to the extent the same insure the Properties including, without limitation, liability insurance policies and Mortgagor's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of the Mortgaged Property, or any part thereof, into cash or liquidated claims including, without limitation, proceeds of casualty insurance, title insurance (other than liability insurance) or any other insurance maintained on or with respect to the Properties;

                  (J) all right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and Appurtenances to, the Properties, hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Properties, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, to the extent permitted by law, without any further mortgage, conveyance, assignment or other act by Mortgagor, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein;

                  (K) all of Mortgagor's right, title and interest in, to and under, to the extent the same may be encumbered or assigned by Mortgagor pursuant to the terms thereof without occurrence of a breach of default thereunder or a violation under applicable law, and without impairment of the validity or enforceability thereof, (i) any Operating Agreements (as defined below) and all contracts and agreements relating to the Properties (other than the Leases), and other documents, books and records related to the ownership and operation of the Properties; (ii) to the extent permitted by law, all consents, licenses (including, to the extent permitted by law, any licenses held by Mortgagor permitting the sale of liquor at the Properties the transfer and/or assignment of which is permitted by law without filing or other qualification), warranties, guaranties, building permits and government approvals relating to or required for the construction, completion, occupancy and operation of the Properties; (iii) all plans and specifications for the construction of the Improvements, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; (iv) all such other contracts and agreements (other than the Leases) from time to time executed by Mortgagor relating to the ownership, leasing, construction, maintenance, operation, occupancy or sale of the Properties, together with all rights of Mortgagor to compel performance of the terms of such contracts and agreements; and
      (v) subject to the terms of the Cash Collateral Agreement, the Accounts (as defined below) and any funds in such Accounts from time to time (it being understood that at such time as Mortgagor shall withdraw any amounts from any Accounts in accordance with the provisions of the Cash Collateral Agreement, the same shall cease to constitute part of the Mortgaged Property);

                  (L) to the extent the same may be encumbered or assigned by Mortgagor pursuant to the terms thereof and to the extent permitted by law, all of Mortgagor's right, title and interest in, to and under escrows, documents, instruments, and general intangibles, as the foregoing terms are defined in the UCC, in any case which now or hereafter relate to, are derived from, or are used in connection with the Properties, and all contract rights, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or used in connection with the Properties or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the property described in the foregoing paragraphs (G), (H), (I), (J), (K) and this paragraph (L), the "Intangibles"); and

                  (M) subject to the terms of Section 57 hereof with respect to the disposition of the Madison Properties and Intangibles located thereon, all of Mortgagor's right, title and interest in all proceeds, both cash and noncash, of the foregoing which may be sold or otherwise be disposed of pursuant to the terms hereof.

            TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed, or mentioned and intended so to be, whether now owned or held or hereafter acquired, subject only to the Permitted Encumbrances, unto Mortgagee for the benefit and use of Mortgagee, its successors and assigns, forever, upon the terms and conditions set forth herein and to secure the performance of, and compliance with, the obligations, covenants and conditions of this Mortgage and the other Loan Documents all as herein set forth.

            1. Definitions. Wherever used in this Mortgage, the following terms, and the singular and plural thereof, shall have the following meanings. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note:

            Accounts: Shall mean, collectively, the Operating Account, the Mortgage Escrow Account, the Property Account, the P&I Escrow Account, the Capital Expenditure Reserve Account, the TI and Leasing Reserve Account (each as defined in the Cash Collateral Agreement) and any and all of Mortgagor's other accounts, general intangibles, chattel paper, cash or monies, wherever located, whether in the form of cash or checks, and all cash equivalents including all deposits and certificates of deposit, instruments, whether negotiable or non-negotiable, debt notes both certificated and uncertificated, repurchase obligations for underlying notes of the types described herein, and commercial paper (it being agreed that all of the foregoing must at all times qualify as Eligible Investments (as defined in the Cash Collateral Agreement)), (a) received in connection with the sale or other disposition of the Properties, (b) maintained by Mortgagor in a segregated account in trust for the benefit of Mortgagee, or (c) held by Mortgagee, but not any account maintained by Mortgagor or an Affiliate of Mortgagor or cash or cash equivalents that have been disbursed to Mortgagor in accordance with the Cash Collateral Agreement.

            Additional Land: As defined in the recitals hereof.

            Additional Mortgages: As defined in the recitals hereof.

            Additional Notes: As defined in the recitals hereof.

            Affiliate: Shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner in, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            Agent: As defined in the Cash Collateral Agreement.

            Aggregate Alteration Threshold Amount: Shall mean Eight Million Dollars ($8,000,000).

            Air Rights: As defined in the recitals hereof.

            Air Rights Lease: Shall mean that certain Indenture of Air-Rights Lease dated as of November 13, 1986 by and between Belasco Theatre Corporation, an New York corporation, as landlord, and Tower 45 Associates Limited Partnership, a New York limited partnership and predecessor in interest to Magnolia Associates, Ltd., as tenant.

            Air Rights Parcel: As defined in the recitals hereof.

            Allocated Loan Amount: Shall mean the portion of the Principal Indebtedness allocated, solely for the purposes of performing certain calculations hereunder, to each Property as set forth in Schedule 1 annexed hereto and made a part hereof, as such amounts shall be adjusted from time to time as hereinafter set forth. In the case of a Total Loss in accordance with
Section 6(i) where the Proceeds are less than 125% of the Allocated Loan Amount, each Allocated Loan Amount for each of the remaining Properties shall be increased by an amount equal to the product of (a) the difference between 125% of the applicable Allocated Loan Amount and the Proceeds, and (b) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of the Allocated Loan Amounts for the remaining Properties (prior to the adjustment in question). All calculations made pursuant to this Mortgage with respect to an Allocated Loan Amount (including Premium or scheduled interest payments on an Allocated Loan Amount) shall be certified to Mortgagee by Mortgagor pursuant to an Officer's Certificate.

            Alteration: As defined in Section 12(c) hereof.

            Approved Banks: Shall mean banks or other financial institutions which have a minimum long-term unsecured debt rating of at least "AA" by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by the Rating Agencies involved in the Securitization.

            Appurtenances: As defined in Granting Clause (E) hereof.

            Assignee: As defined in Section 54 hereof.

            Assignment of Leases: As defined in the recitals hereof.

            Belasco Sublease: Shall mean that certain Indenture of Sublease dated as of November 13, 1986 by and between Belasco Theatre Corporation, a New York corporation, as landlord, and Tower 45 Associates Limited Partnership, a New York limited partnership and predecessor in interest to Magnolia Associates, Ltd., as tenant.

            Best: As defined in Section 5(b).

            Building Equipment: As defined in Granting Clause (F) hereof.

            Business Day: Shall mean any day except a Saturday, a Sunday or any other day on which commercial banks in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

            Capital Expenditure Reserve Amount: As defined in Section 48(a) hereof.

            Cash: Coin or currency of the government of the United States of America.

            Cash and Cash Equivalents: Shall mean any or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

            Cash Collateral Agreement: As defined in the recitals hereof.

            Closing Date: Shall mean the date the Loan and the transactions contemplated hereby are consummated.

            Code: Shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, and any temporary or final regulations promulgated thereunder.

            Debt: Shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

            Debt Service: Shall mean the amount of interest and principal due and payable in accordance with the Note, during any month, multiplied by the number of months with respect to the applicable period.

            Debt Service Coverage Ratio: Shall mean for any period the ratio of Net Operating Income to Debt Service on the Note for such period.

            Default: Shall mean the occurrence or existence of any event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

            Default Rate: Shall have the meaning set forth in the Note.

            Defeasance: As defined in Section 46 hereof.

            Defeasance Collateral: Shall mean Defeasance Eligible Investments included in the Mortgaged Property as collateral pursuant to Sections 38, 45 and 46 hereof (including, without limitation, all amounts then on deposit in the Defeasance Collateral Account).

            Defeasance Collateral Account: As defined in Section 47 hereof.

            Defeasance Eligible Investments: Shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause Mortgagee to be an "investment company" under the Investment Company Act of 1940, as amended, as evidenced by an Opinion of Counsel acceptable to Mortgagee, and which qualify under ss. 1.860G-2(a)(8) of the Treasury regulations. All such obligations or securities shall mature or be redeemable, or provide for payments of interest thereon, on or prior to the Business Day preceding the date such amounts are required to be applied under this Mortgage.

            Direct Beneficial Owner: Shall mean such Persons who own any direct ownership interest in Mortgagor.

            Environmental Certificate: As defined in Section 40(b) hereof.

            Environmental Claim: Shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Substances from or at any of the Properties, or (b) the violation, or alleged violation, of any Environmental Law, relating to the Properties.

            Environmental Event: As defined in Section 40(b) hereof.

            Environmental Laws: Shall mean all present or future federal, state and local laws, statutes, rules, ordinances, and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation laws, statutes, rules, ordinances and regulations relating to emissions, discharges, releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., as the same may be hereafter amended or modified.

            Environmental Reports: As defined in Section 40(a) hereof.

            ERISA: Shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

            Events of Default: Shall mean the occurrence of any of the following, each of which shall constitute an Event of Default under this
Mortgage:

            (a) (i) Failure to make any payment of interest or principal on the Note when due provided, however, that in the event of any such failure occurring prior to the Reset Date (as defined in the Note) the same shall constitute a default if it continues for a period of one (1) day after the same is due (with Default Interest payable as set forth in the Note), or (ii) failure to pay the principal balance of the Note when due, provided, however, that in the event of any such failure occurring on or prior to the Reset Date (as defined in the Note) the same shall continue for a period of one (1) day after the same is due; or

            (b) Mortgagor fails to pay any other amount payable pursuant to this Mortgage or the Note when due and payable in accordance with the provisions hereof, with such failure continuing for ten (10) days after Mortgagee delivers written notice thereof to Mortgagor; or

            (c) (i) Failure to keep in force the insurance required by Section 5 of this Mortgage, or (ii) failure to comply with any other covenants set forth in Section 5 with such failure in this clause (ii) continuing for five (5) Business Days after Mortgagee delivers written notice thereof to Mortgagor; or

            (d) Any default under the terms of Section 7(b) (subject to the terms of Section 7(c)) beyond any applicable time periods set forth therein, with such default continuing for five (5) days after Mortgagee delivers written notice thereof to Mortgagor, or the incurrence of any Debt in violation of
Section 11(c) of this Mortgage or the occurrence of any Transfer in violation of Sections 11(a) or 11(b) (but subject to the terms of Section 11(d)) of this Mortgage; or

            (e) Any attempt by Mortgagor to assign its rights under this Mortgage in violation of the terms hereof; or

            (f) Any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement of Mortgagor contained herein or in any other Loan Document (other than a covenant, representation or agreement, a default in the performance or payment of or the breach of which is specifically addressed elsewhere in this definition), which default is not cured within thirty (30) Business Days after receipt by Mortgagor of notice from Mortgagee in writing of such breach. If cure of such default (a) would require performance of an Obligation other than payment of Indebtedness to Mortgagor and (b) cannot be effected within said thirty (30) Business Day period despite Mortgagor's diligence in prosecuting such cure, then, provided Mortgagor commences to cure within said thirty (30) Business Day period and diligently prosecutes said cure to completion, subject only to Excusable Delays, the cure period provided hereunder shall be extended to such time as may be reasonably necessary to cure the default; provided, however, that such extended period shall in no event exceed one hundred-twenty (120) days plus time permitted for Excusable Delays; and provided, further, that Mortgagor shall provide Mortgagee with a written report and evidence of the progress of Mortgagor's cure efforts
(90) days after commencement of such one hundred-twenty (120) day cure period. Notwithstanding the foregoing sentence, the cure period provided hereunder may be extended for one (1) additional one hundred-twenty (120) day period, subject to Excusable Delays, if and only if (x) such default involves breach of a covenant (as distinct from a representation) and cure of such default would require physical construction or remedial work, and (y) such cure cannot with diligence be completed within the initial one hundred-twenty (120) day period. Mortgagor shall provide Mortgagee with an additional written report and evidence of the progress of Mortgagor's cure efforts ninety (90) days after commencement of such additional one hundred-twenty (120) day cure period.

            (g) The entry by a court of (A) a decree or order for relief in respect of Mortgagor or its General Partner in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Mortgagor or its General Partner a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Mortgagor or its General Partner under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Mortgagor or its General Partner or of any substantial part of either of their respective property, or ordering the winding up or liquidation of either of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of more than ninety (90) consecutive days; or

            (h) The commencement by Mortgagor or its General Partner of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by Mortgagor or its General Partner of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by Mortgagor or its General Partner to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Mortgagor or its General Partner or of any substantial part of any of either of their respective property, or the making by Mortgagor or its General Partner of an assignment for the benefit of creditors, or the admission by Mortgagor or its General Partner in writing of its inability to pay its debts generally as they become due, or the taking of official partnership action of Mortgagor or limited liability company action of its General Partner (or if, at any time, Mortgagor shall no longer be a partnership or the General Partner shall no longer be a limited liability company) in furtherance of any such action; or

            (i) This Mortgage or any other Loan Document or any Lien granted hereunder or thereunder shall, in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of Mortgagor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document); or

            (j) Any "Event of Default" as defined in any Loan Document other than this Mortgage occurs.

            Exculpated Parties: As defined in Section 33 hereof.

            Excusable Delay: Shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Mortgagor, but lack of funds in and of itself shall not be deemed a cause beyond the control of Mortgagor.

            First Class: Shall mean, with respect to each of the Properties, a standard of operation and maintenance consistent with first-class properties comparable to and in the same metropolitan area as a Property.

            GAAP: Shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

            General Partner: Shall mean, Tower Orlando GP LLC, a Delaware limited liability company, which is the general partner of Magnolia Associates, LTD., and Tower Madison GP LLC, a Delaware limited liability company, which is the general partner of 286 Madison, L.P., 290 Madison, L.P. and 292 Madison, L.P.

            Governmental Authority: Shall mean any Federal, state or local government or any other political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions.

            Hazardous Substance: Shall mean any material waste or material substance which is:

            (a) included within the definition of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

            (b) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. ss. 172.101 enacted as of the date hereof or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or

            (c) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product.

            Impositions: Shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Mortgaged Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Mortgagor (including all income, franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the jurisdiction in which the Mortgaged Property is located), (b) the Mortgaged Property, or any other collateral delivered or pledged to Mortgagee in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of all or any part thereof. Nothing contained in this Mortgage shall be construed to require Mortgagor to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of a Property or (ii) Mortgagee in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

            Improvements: As defined in Granting Clause (D) hereof.

            Indebtedness: As defined in the recitals hereof.

            Indemnified Environmental Parties: As defined in Section 40(c) hereof.

            Indemnified Parties: As defined in Section 37 hereof.

            Independent Accountant: Shall mean Coopers & Lybrand LLP, or another firm of nationally recognized, independent certified public accountants selected by Mortgagor which is reasonably acceptable to Mortgagee.

            Independent Appraiser: Shall mean an independent appraiser which is a member of the American Institute of Real Estate Appraisers selected by Mortgagor and having at least five (5) years of experience in the applicable real estate market where a Property is located in the valuation of properties of the type being appraised.

            Independent Architect: Shall mean an independent architect, engineer or construction consultant selected by Mortgagor, licensed to practice in the State where a Property is located and having at least five (5) years of experience.

            Independent Director: Shall mean an individual reasonably satisfactory to Mortgagee who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding two (2) years (i) a shareholder of, or an officer or employee of, Mortgagor or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or affiliates,
(iii) a person or other entity controlling any such shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of Mortgagor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

            Initial Land: As defined in the recitals hereof.

            Insurance Requirements: Shall mean all terms of any insurance policy required hereunder covering or applicable to any Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of which Mortgagor has notice of the national board of fire underwriters (or any other body exercising similar functions) applicable to or affecting any Property or any part thereof or any use of any Property or any part thereof.

            Intangibles: As defined in Granting Clause (L) hereof.

            Land: As defined in the recitals hereof.

            Lease Expiration Reserve Amounts: As defined in Section 48(b).

            Leases: As defined in Granting Clause (G) hereof.

            Legal Requirements: As defined in Section 13(a) hereof.

            Letter of Credit: Shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Mortgagee and entitling Mortgagee to draw thereon in New York, New York, issued by a domestic Approved Bank or the United States agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agencies to a domestic commercial bank. If at any time the bank issuing any such Letter of Credit shall cease to be an Approved Bank, Mortgagee shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, unless Mortgagor shall deliver a replacement Letter of Credit within thirty (30) days after Mortgagee delivers written notice to Mortgagor that such bank shall have ceased to be an Approved Bank.

            Liabilities: As defined in Section 55(D)(ii)(B) hereof.

            Lien: Shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance of, on or affecting the Mortgaged Property or any portion thereof or any interest therein (but excluding any such encumbrance or interest granted by a Tenant), including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

            Limited Partnership: Shall mean Magnolia Associates, LTD., a Florida limited partnership, and 286 Madison, L.P., 290 Madison, L.P. and 292 Madison, L.P, each a New York limited partnership.

            Loan: As defined in the recitals hereof.

            Loan Amount: Shall mean the Principal Amount from time to time of the Loan, which initially shall be One Hundred Seven Million Dollars ($107,000,000).

            Loan Documents: Shall mean this Mortgage, the Assignment of Leases, the Cash Collateral Agreement, the Note, and any and all other agreements, instruments or documents executed by Mortgagor evidencing, securing or delivered in connection with the Loan and the transactions contemplated hereby.

            Madison Properties: As defined in the recitals hereof.

            Material Adverse Effect: Shall mean any event or condition that has a material adverse effect on (i) all of the Properties taken as a whole, (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Mortgagor, or (iii) the ability of Mortgagor to repay the principal and interest of the Indebtedness as it becomes due.

            Material Alteration: Shall mean any Alteration which, when aggregated with all related Alterations constituting a single project, involves an estimated cost exceeding the Threshold Amount with respect to Alterations (including the Alteration in question) being undertaken at a single Property at such time or the Aggregate Alteration Threshold Amount with respect to Alterations (including the Alteration in question) being undertaken at all the Properties at such time, but in either event, excluding any Alteration for which a Tenant is obligated to pay directly.

            Material Lease: Shall mean a Lease demising not less than (i) 20,000 rentable square feet at the Orlando Property, (ii) 10,000 rentable square feet at each of the Madison Properties and (iii) 25,000 rentable square feet at Tower 45.

            Maturity Date: As defined in the recitals hereof.

            Maximum Foreseeable Casualty Loss: As defined in Section 5(b) hereof.

            Minimum Defeasance Collateral Requirement: Shall mean, with respect to a Property Release resulting in a Defeasance, Defeasance Collateral in an amount sufficient to pay (x) 125% of the Allocated Loan Amount applicable to the Property which is the subject of the Property Release, and sufficient to pay scheduled interest and principal payments (such payments, the "Defeasance Debt Service Payments") on the portion of the Loan equal to such Allocated Loan Amount on such Property, through and including the Reset Date (as defined in the Note) together with the outstanding principal balance of the Note as of the Reset Date. Sufficient portions of the Defeasance Collateral must mature on or before the dates when such amounts are required to be applied to pay Defeasance Debt Service Payments when due.

            ML: As defined in Section 55(D)(ii)(B) hereof.

            ML Group: As defined in Section 55(D)(ii)(B) hereof.

            Mortgage: As defined in the recitals hereof.

            Mortgage Escrow Account: As defined in Section 8(a) hereof.

            Mortgage Escrow Amounts: As defined in Section 8(a) hereof.

            Mortgage Escrow Security: As defined in Section 8(b) hereof.

            Mortgaged Property: As defined in the Granting Clauses hereof.

            Mortgagee: As defined in the introductory paragraph hereof.

            Mortgagor: As defined in the introductory paragraph hereof.

            Net Income: Shall mean, with respect to any period, all Operating Income less (x) all Operating Expenses for such period, (y) the Monthly Amount and all other amounts payable under the Loan (as such term is defined in the Note) and (z) the amount of Mortgage Escrow Amounts, the Capital Expenditure Reserve Amounts, the TI and Leasing Reserve Amounts for such period and other reserves reasonably created by Mortgagor, as disclosed in an annual budget submitted to Mortgagee pursuant to the terms of Section 18 of the Note.

            Net Operating Income: Shall mean, with respect to any period, the excess of Operating Income over Operating Expenses for such period.

            Nondisqualification Opinion: Shall mean an opinion of tax counsel, which shall be independent outside counsel, to the effect that a contemplated action would not materially adversely affect the federal income tax status as a REMIC, trust or other vehicle of any REMIC, trust or other vehicle in which the Loan may be included at the time such opinion is required.

            Nondisturbance Agreement: As defined in Section 15(d) hereof.

            Note: As defined in the recitals hereof.

            Obligations: As defined in the recitals hereof.

            Officer's Certificate: Shall mean a certificate delivered to Mortgagee and signed by an officer of the General Partner of Mortgagor.

            Operating Agreements: Shall mean the reciprocal easement agreements, operating agreements and similar agreements affecting the ownership, use and operation of a Property included in the Permitted Encumbrances listed on
Schedule 2 hereto, as such agreements have been or may hereafter be amended, modified or supplemented.

            Operating Expenses shall mean, for any period, without duplication, all expenses paid or to be paid by Mortgagor during such period in connection with the operation, management, maintenance, repair, leasing and use of the Mortgaged Property, determined on an accrual basis, including management fees and leasing expenses with the exception of leasing commissions.

            Operating Income: Shall mean, for any period, all income of Mortgagor during such period, determined on an accrual basis, from the operation of the Mortgaged Property as follows:

                  (i) all amounts payable to Mortgagor by any Person as rent and other amounts under Leases, license agreements, occupancy agreements or other agreements relating to the Mortgaged Property or, as applicable, a Property (including reimbursements and percentage rents);

                  (ii) rent insurance proceeds; and

                  (iii) casualty and condemnation proceeds and security deposits, applied pursuant to the terms of the applicable Leases.

            Opinion of Counsel: Shall mean an opinion of counsel of a nationally recognized law firm or other law firm reasonably acceptable to Mortgagee and, at any time that the Loan is included in any securitization transaction, the Rating Agencies, procured by Mortgagor and rendered at Mortgagor's sole cost and expense.

            Original Mortgage(s): As defined in the recitals hereof.

            Original Note(s): As defined in the recitals hereof.

            Orlando Property: As defined in the recitals hereof.

            Permitted Debt: As defined in Section 11(c) hereof.

            Permitted Encumbrances: Shall mean:

                  (i) Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 7(c) hereof;

                  (ii) In the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business for sums which are being contested in good faith in accordance with Section 7(c);

                  (iii) All immaterial easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property and other agreements which do not materially and adversely affect
      (A) the ability of Borrower to pay any of its obligations to any Person as and when due, (B) the marketability of title to the Mortgaged Property,
      (C) the fair market value of the Mortgaged Property, or (D) the use or operation of the Mortgaged Property as of the Closing Date and thereafter;

                  (iv) Those matters set forth in the "marked-up" commitment for Mortgagee's loan policy of title insurance concerning each of the Properties issued by the Title Company and agreed to by Mortgagee in Mortgagee's sole discretion;

                  (v) Liens in favor of Mortgagee under this Mortgage and the other Loan Documents;

                  (vi) Rights of existing and future Tenants, as tenants only, pursuant to Leases; and

                  (vii) Such other title exceptions as Mortgagee and the applicable Rating Agencies may approve in writing in their sole discretion.

            Person: Shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, and any federal, state, county or municipal government or any political subdivision thereof.

            Pledge: Shall have the meaning set forth in the recitals hereto.

            Principal Amount: Shall mean the principal amount of the Note, as defined therein.

            Principal Indebtedness: Shall mean the Principal Amount payable by Mortgagor under the Note.

            Proceeds: As defined in Section 6(b) hereof.

            Property: As defined in Granting Clause (F) hereof.

            Property Release: As defined in Section 38(d) hereof.

            Properties: As defined in Granting Clause (F) hereof.

            Qualifying Manager: As defined in Section 19(a) hereof.

            Rating Agencies: Shall mean Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., Moody's Investors Services, Inc. and Fitch Investor Services, L.P. or, if such corporation shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Mortgagee, provided, however, that at any time during which the Loan is an asset of a securitization, "Rating Agencies" shall mean the rating agencies that from time to time rate the securities issued in connection with such securitization.

            Registration Statement: As defined in Section 55(d)(B) hereof.

            Release Date: As defined in Section 38(b) hereof.

            Renewal Lease: As defined in Section 15(b) hereof.

            Rents: As defined in Granting Clause (G) hereof.

            Required Opinion: Shall mean an Opinion of Counsel addressed to Mortgagee and dated as of the date of delivery to the effect that (i) the Defeasance Collateral has been duly and validly assigned and delivered to Mortgagee, (ii) the security interest of Mortgagee for the ratable benefit of any certificateholder, with respect to the Defeasance Collateral, is a first priority perfected security interest as security for payment of the Note, which opinion may contain, and be subject to, conditions, exceptions and qualifications customarily included in such opinion, and (iii) making the payment which accompanies such opinion would not constitute an avoidable preference under Section 547 of the Bankruptcy Code or under applicable state law in the event of a filing of a petition for relief under the Bankruptcy Code or such applicable state law by or against Mortgagor, as to the portion of the defeasance Collateral that is equal to the fair market value of the Property being released in connection with such payment.

            Reset Date: As defined in the Note.

            Securities Act: As defined in Section 55(d)(B) hereof.

            Single Purpose Entity: Shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly, or, in the case of the General Partner, indirectly, an ownership interest in the Properties, (ii) does not engage in any business unrelated to the Properties and the financing thereof, (iii) has not and will not have any assets other than those related to its interest in the Properties or the financing thereof or any indebtedness other than the Loan and trade payables incurred in the ordinary course of business and paid within the time periods set forth in the Loan Documents, and in amounts not to exceed those set forth in the Loan Documents, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership formalities or corporate formalities or limited liability company formalities, as applicable, (xi) maintains an arm's-length relationship with its Affiliates,
(xii) pays the salaries of its own employees and maintains a sufficient number of employees in light of its contemplated business operations, (xiii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiv) does not acquire obligations or securities of its partners, members or shareholders, (xv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space,
(xvi) uses separate stationery, invoices, and checks, (xvii) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xviii) does and will correct any known misunderstanding regarding its separate identity, (xix) maintains adequate capital in light of its contemplated business operations, and (xx) has and will have a partnership or operating agreement, certificate of incorporation or other organizational document which complies with the standards and requirements for a Single Purpose Entity set by the Rating Agencies at such time. In addition, if such Person is a limited partnership, (1) all general partners of such Person shall be Single Purpose Entities, and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least one (1) Independent Director, and (2) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of the board of directors unless all of the directors, including an Independent Director, shall have participated in such vote. In addition, if such Person is a limited liability company, (1) each managing member shall be a Single Purpose Entity, (2) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that such entity will dissolve only upon the bankruptcy of each managing member, and (3) if such Person has more than one managing member, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent managing member exists. In addition, such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, has not and will not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for such Person or all or any portion of such Person's properties, or (b) take any action that might cause such Person to become insolvent, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other entity documents separate and apart from any other Person, (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it.

            Subleasehold Estate: As defined in the recitals hereof.

            TI and Leasing Reserve Amount: As defined in Section 48(b) hereof.

            Taking: Shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Mortgaged Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting a Property or any part thereof.

            Tax Opinion: Shall mean an Opinion of Counsel to the effect that a contemplated action (a) will not result in any deemed exchange pursuant to
Section 1001 of the Code of the Note; and (b) will not adversely affect the Note's or such other note's status as indebtedness for federal income tax purposes.

            Tenant: Shall mean any Person leasing, subleasing or otherwise occupying any portion of a Property.

            Threshold Amount: Shall mean (i) Three Million Dollars ($3,000,000) with respect to the Orlando Property and (ii) Five Million Dollars ($5,000,000) with respect to Tower 45.

            Title Company: Shall mean Commonwealth Title Insurance Company, Lawyers Title Insurance Corporation, Chicago Title Insurance Corporation or such other title insurance companies acceptable to and issuing title policies to Mortgagee.

            Total Defeasance Collateral Requirement: Shall mean with respect to a Defeasance of the Lien of this Mortgage, Defeasance Collateral in an amount sufficient to pay all principal indebtedness outstanding as of the date of Defeasance under the Note as it becomes due and sufficient to pay scheduled interest payments on the Loan and the actual average interest rate on the Note. All Defeasance Collateral must mature on or before the dates when such amounts are required to be applied to pay interest and principal on the Note when due.

            Total Loss: Shall mean (i) a casualty, damage or destruction of a Property, the cost of restoration of which (calculated in accordance with the provisions of Section 6 hereof) would exceed fifty percent (50%) of the applicable Allocated Loan Amount, and with respect to which Mortgagor is not required, under the applicable Leases to apply Proceeds to the restoration of such Property or (ii) a permanent Taking of fifty percent (50%) or more of the gross leasable area of a Property or so much of a Property, in either case, such that it would be impracticable, in Mortgagee's sole discretion, even after restoration, to operate such Property as an economically viable whole and with respect to which the applicable Lease does not require such restoration.

            Tower Fee Estate: As defined in the recitals hereof.

            Tower 45: As defined in the recitals hereof.

            Transfer: Shall mean sell, assign, convey, transfer, pledge or otherwise dispose of, or where used as a noun, a sale, assignment, conveyance, transfer, pledge or other disposition.

            UCC: As defined in Granting Clause (F) hereof.

            Underwriter Group: As defined in Section 55(D)(ii)(B) hereof.

            U.S. Government Obligations: Any direct obligations of the United States Government, including, without limitation, treasury bills, notes and bonds.

            Work: As defined in Section 6(b) hereof.

            All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Mortgage shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto.

            The words "hereof," "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage, and section, schedule and exhibit references are to this Mortgage unless otherwise specified. The words "includes" and "including" are not limiting and mean "including without limitation."

            In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto executed in writing by all of the parties thereto and, if Mortgagee's consent was required for the original of any such document, consented to by Mortgagee. All references in this Mortgage to the plural of any document described herein shall mean all of such documents collectively.

            References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.

            The captions and headings of this Mortgage are for convenience of reference only and shall not affect the construction of this Mortgage.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            Mortgagor represents and warrants to, and covenants and agrees with, Mortgagee as follows:

            2. Warranty. (a) Mortgagor owns good, indefeasible and insurable fee simple title to the Land and the Improvements, and good, indefeasible and insurable leasehold title to the Subleasehold Estate and the Air Rights, subject only to the Permitted Encumbrances. This Mortgage upon its due execution and proper recordation is and will remain a valid and enforceable (and, with respect to all personalty (as to which security interests are governed by the

UCC), upon proper recordation and the filing of a financing statement) perfected first Lien on and security interest on the Land, Improvements and such personalty subject to the Permitted Encumbrances. Mortgagor represents and warrants that none of the Permitted Encumbrances will impair (i) the ability of Borrower to pay any of its obligations to any Person as and when due, (ii) the marketability of title to the Mortgaged Property, (iii) the fair market value of the Mortgaged Property, or (iv) the use or operation of the Mortgaged Property as of the Closing Date and thereafter. Mortgagor will preserve its fee simple title to the Mortgaged Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

            (b) This Mortgage and each of the Loan Documents executed by Mortgagor, is the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor's rights generally in effect from time to time.

            (c) On the date hereof, no portion of the Improvements at a Property has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored;

            (d) Mortgagor (i) has full power and authority to carry on its business at each Property as currently conducted and (ii) has and will maintain or cause to be maintained in effect at all times until the Indebtedness and the Obligations are satisfied in full, all necessary material licenses, permits, authorizations, registrations and approvals to own, use and occupy each of the Properties, and (iii) except as otherwise disclosed, has not received any written notice of any violation of any such licenses, permits, authorizations, registrations or approvals that materially impair the value of a Property for which such notice was given or which would adversely affect the use or operation of any Property in any material respect;

            (e) As of the date hereof, Mortgagor has not received any written notice of any Taking or threatened Taking of any Property or any portion thereof;

            (f) Each Property and the Equipment located on the Property constitutes all of the real property, equipment and fixtures currently owned by Mortgagor or used in the operation of the business located on such Property;

            (g) Each Property has adequate access to public streets, roads or highways;

            (h) Each Property constitutes a separate tax lot, with a separate tax assessment, independent of any other land or improvements, except as previously disclosed to Mortgagee in writing;

            (i) All utility services necessary for the operation of each Property have been connected and are available in adequate capacities directly from utility lines and without the need for private easements not presently existing;

            (j) For so long as the Note remains unpaid, Mortgagor is not and shall not be an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Mortgagor's assets do not and will not constitute plan assets; and

            (k) Since the date of the Original Mortgage Mortgagor has been, is and shall remain a Single Purpose Entity.

            3. Payment and Performance of Obligations Secured. Mortgagor shall promptly pay when due the principal of and interest on the Indebtedness and all other payment Obligations secured by this Mortgage, all in lawful money of the United States of America, and shall further perform fully and in a timely manner all Obligations of Mortgagor. All sums payable by Mortgagor hereunder shall be paid without demand, counterclaim, offset, deduction (except as required by law) or defense. Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense.

            4. Negative Covenants. Mortgagor covenants and agrees that it shall not:

            (a) incur, create or assume any indebtedness for borrowed money or Transfer or lease the Mortgaged Property or any interest therein, except as permitted under Sections 11 and 15 hereof;

            (b) engage, directly or indirectly, in any business other than that of entering into this Mortgage and the other Loan Documents to which Mortgagor is a party and the ownership, management, leasing, construction, development, operation and maintenance of the Mortgaged Property for its present and related uses;

            (c) make advances or make loans to any Persons or entities (including Affiliates of Mortgagor) or hold any investments (other than Permitted Investments, Defeasance Collateral and Cash and Cash Equivalents) under this Mortgage;

            (d) partition a Property;

            (e) commingle its assets with the assets of any of its Affiliates except in connection with the Cash Collateral Agreement;

            (f) guarantee any obligations of any Person;

            (g) enter into any management agreement for any of the Properties without Mortgagee's consent, except in accordance with Section 19 hereof;

            (h) enter into any agreement for the sale of any asset or transfer of any interest except as may be permitted hereby;

            (i) amend or modify any of its organizational documents needed to maintain its status as a Single Purpose Entity without Mortgagee's consent;

            (j) dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Mortgage;

            (k) engage in any activity that would subject it to regulation under ERISA; or

            (l) voluntarily file or consent to the filing of a petition for bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or similar proceeding under any Federal or state bankruptcy, insolvency, reorganization or other similar law or otherwise seek any relief under any laws relating to the relief of debts or the protection of debtors generally, without the unanimous consent of its general partners (including the unanimous consent of the directors of the corporate general partner or shareholders, as the case may be, which at all times shall include the consent of the Independent Director.

            5. Insurance.

            (a) Insurance Coverage Requirements. Mortgagor shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Mortgage:

                  (i) Property Insurance. Insurance with respect to the Improvements and the Building Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent Mortgagor from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Building Equipment (and must provide coverage of any additional costs associated with applicable Legal Requirements), and such policies shall be subject only to exclusions that are standard and customary for property comparable to the applicable Property and acceptable to the Rating Agencies and Mortgagee. The term "full insurable value" means the actual replacement cost of the Improvements and the Building Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) (but in no event less than 125% of the applicable Allocated Loan Amount) determined annually by an insurer, a recognized independent insurance broker or an Independent Appraiser selected and paid by Mortgagor and in no event less than the coverage required pursuant to the terms of any Lease; provided, however, if the terms of the applicable insurance policies expressly provide for insurance to be provided in the amount of the actual replacement cost of the Improvements and the Building Equipment or such policies contain a replacement cost endorsement, no such annual determination will be necessary;

                  (ii) Liability Insurance. Comprehensive general liability insurance, including bodily injury, contractual injury, death and property damage liability, and excess and/or umbrella liability insurance against any and all claims, including all legal liability that could be imposed upon Mortgagee, to the extent insurable, and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each Property in such amounts as are generally required by institutional lenders for properties comparable to the Properties written on a per occurrence basis with a per occurrence limit of not less than Five Million Dollars ($5,000,000) and with an aggregate limit of not less than Ten Million Dollars ($10,000,000) per Property;

                  (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by Mortgagor), with respect to any work by or for Mortgagor performed on or about any Property;

                  (iv) Loss of Rental Value. Loss of "rental value" or "business interruption" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the loss of rents sustained during the period of at least twelve (12) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are acceptable to Mortgagee and the Rating Agencies. The term "rental value" means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by

      Mortgagor from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of Operating Expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied;

                  (v) Builder's All-Risk Insurance. During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits as Mortgagee may request), in form and substance acceptable to Mortgagee.

                  (vi) Boiler and Machinery Insurance. To the extent applicable, broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment, if any, located in, on or about each Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for property comparable to each of the Properties;

                  (vii) Flood Insurance. If any Improvement on any Property is located within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of
      1973), flood insurance if available, in an amount equal to the lesser of the Allocated Loan Amount for the applicable Property and the maximum limit of coverage available with respect to the Property, acceptable to Mortgagee, provided, however, that if flood insurance shall be unavailable from private carriers, flood insurance provided by the federal or state government, if available;

                  (viii) FLORIDA PROPERTIES ONLY - Windstorm Insurance. Windstorm coverage with such limits and deductibles as are generally required by institutional lenders for similar properties in the geographic area where the Orlando Property is located, in any event at least equal to the lesser of the Allocated Loan Amount for the Orlando Property and the maximum limit of coverage available with respect to the Orlando Property. Such coverage shall be placed with one or more reputable insurers and may insure additional properties on a pooled risk basis; and

                  (ix) Other Insurance. At Mortgagee's reasonable request, such other insurance, including but not limited to earthquake insurance, with respect to the

      Mortgaged Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to the Properties.

            (b) Ratings of Insurers. Mortgagor will maintain the insurance coverage described in Section 5(a) above, in all cases, with one or more domestic primary insurers acceptable to Mortgagee, having both (x) a claims-paying-ability rating by Standard & Poor's Ratings Services of not less than "AA" and its equivalent by any other Rating Agency, and (y) an Alfred M. Best Company, Inc. ("Best") rating of "A" or better and a financial size category of not less than IX. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the state where the insured Property is located.

            For the purposes hereof, "Maximum Foreseeable Casualty Loss" shall mean the estimate of a qualified fire protection engineer in connection with Mortgagor's existing insurance package of the maximum probable casualty loss which would be suffered in respect of the Improvements and Building Equipment as a result of damage caused by the perils covered by the insurance described in
Section 5(a)(i).

            The insurance coverage required under Section 5(a) may be effected under a blanket policy or policies covering the Mortgaged Property and other properties and assets not constituting a part of the Mortgaged Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Mortgaged Property, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to Section 5(a) and which shall in any case comply in all other respects with the requirements of this Section 5.

            (c) Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements and in such amounts satisfactory to Mortgagee (and Mortgagee shall have the right to approve amounts, form, risk coverage, deductibles, loss payees and insureds). A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Mortgagee and originals or certified copies of all such policies shall be delivered to Mortgagee when the same are available and shall be held by Mortgagee. Mortgagor shall deliver to Mortgagee annually, simultaneously with the renewal of the insurance policies required hereunder, an Officer's Certificate stating that the insurance policies required to be delivered to Mortgagee pursuant to this Section 5(c) are maintained with insurers who comply with the terms of Section 5(b) hereof, setting forth a schedule describing all premiums required to be paid by Mortgagor to maintain the policies of insurance required under this Section 5, and stating that Mortgagor has paid such premiums. All such policies shall name Mortgagee as an additional named insured, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers' compensation insurance) be payable to Mortgagee as and to the extent set forth in Section 6 hereof, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Mortgagee notwithstanding the negligent or willful acts or omissions of Mortgagor; (ii) a waiver of subrogation endorsement in favor of Mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Mortgagor, Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of Mortgagee knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of First Class properties comparable to and in the general vicinities of the Properties, but in no event in excess of $100,000, except in the case of earthquake coverage, for which such deductible shall not be in excess of that generally required by institutional lenders on loans of similar amounts secured by comparable properties; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least thirty (30) days' prior written notice to Mortgagee, in each instance. Certificates of insurance with respect to all replacement policies shall be delivered to Mortgagee not less than ten (10) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals (or certified copies) of such replacement insurance policies shall be delivered to Mortgagee promptly after Mortgagor's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Mortgagor fails to maintain and deliver to Mortgagee the certificates of insurance required by this Mortgage, upon five (5) Business Days' prior notice to Mortgagor, Mortgagee may, in accordance with the provisions of Section 8 hereof, procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness.

            Mortgagee shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

            (d) Compliance with Insurance Requirements. Mortgagor shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Properties or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Mortgagor on or with respect to any part of any Property pursuant to this Section 5. Notwithstanding anything to the contrary, it is expressly understood and agreed that any insurance which Mortgagor shall cause any Tenant to provide that shall otherwise be in compliance with all of the terms and conditions of this Section 5 shall satisfy Mortgagor's obligations with respect thereto hereunder.

            (e) Separate Insurance. Mortgagor will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 5 unless such insurance complies with this Section 5.

            (f) Blanket Policies. Except in the case of public liability insurance, upon Mortgagee's request, Mortgagor shall deliver to Mortgagee an Officer's Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and (v) such other information as Mortgagee may reasonably request.

            6. Condemnation and Insurance Proceeds.

            (a) Mortgagor will promptly notify Mortgagee in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking, or (ii) the occurrence of any casualty, damage or injury to, any Property or any portion thereof the restoration of which is estimated by Mortgagor in good faith to cost more than the Threshold Amount. In addition, notice of any casualty, damage, injury or Taking, the restoration of which is estimated by Mortgagor in good faith to cost more than the Threshold Amount, shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

            (b) In the event of any Taking of or casualty or other damage or injury to a Property, Mortgagor's rights, titles and interests in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Mortgagor may receive or to which Mortgagor may become entitled with respect to the Mortgaged Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, "Proceeds"), in connection with any such Taking of, or casualty or other damage or injury to, any Property or any part thereof are hereby assigned by Mortgagor to, and shall be paid to, Mortgagee. Such Proceeds shall be applied by Mortgagee to prepay the Note in accordance with the provisions thereof if (i) the Proceeds shall equal or exceed the Allocated Loan Amount with respect to the applicable Property, (ii) an Event of Default shall have occurred and be continuing, (iii) a Total Loss with respect to the applicable Property shall have occurred, (iv) the Work is not capable of being completed before the earlier to occur of (x) the date which is six (6) months prior to the Maturity Date, and (y) the date on which the business interruption insurance carried by Mortgagor shall expire, (v) the applicable Property is not capable of being restored substantially to its condition prior to such Taking or casualty, or
(vi) Mortgagor is unable to demonstrate to Mortgagee's reasonable satisfaction its continuing ability to pay the Loan. Notwithstanding anything to the contrary set forth in this Mortgage, however, and excluding situations requiring prepayment of the Note, to the extent such Proceeds do not exceed the Threshold Amount, or, if less than the Threshold Amount but when aggregated with all other then unapplied Proceeds with respect to any Property, do not exceed $8,000,000 in the aggregate, such Proceeds are to be paid directly to Mortgagor to be applied to restoration of the Mortgaged Property in accordance with the terms hereof. Subject to the provisions of this Section 6(b) and Sections 6(d) and 6(f) hereof (except that Proceeds paid in respect of the insurance described in Section 6(b) shall be deposited directly into the Operating Account (as defined in the Cash Collateral Agreement), promptly after the occurrence of any damage or destruction to all or any portion of such Property or a Taking of a portion of such Property, in either case which shall not constitute a Total Loss, Mortgagor shall either cause such Property to be released from the lien of this Mortgage in accordance with Section 38 hereof, or shall commence and diligently prosecute to completion, subject to Excusable Delays, the repair, restoration and rebuilding of such Property (in the case of a partial Taking, to the extent it is capable of being restored) (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the "Work") so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances; it being understood, however, that Mortgagor shall not be obligated to restore such Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to the Property, if the Work actually performed, if any, or failed to be performed, shall have no material adverse effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Mortgagor will, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Mortgagor's right to receive the direct payment of any Proceeds as provided above, and, with respect to Proceeds from a Total Loss, subject to the provisions below and subject to the applicable terms of the Leases, including any rights of the Tenants thereunder, will cause the same to be paid directly to Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. Except upon the occurrence and during the continuance of an Event of Default, Mortgagor may settle any insurance claim with respect to Proceeds which does not exceed the Threshold Amount. If an Event of Default shall have occurred and be continuing, or if Mortgagor fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Mortgagor's receipt of written notice from Mortgagee, Mortgagor hereby irrevocably empowers Mortgagee, in the name of Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Mortgagee and to collect and to make receipt for any such payment, all at Mortgagor's expense (including payment of interest at the Default Rate for any amounts advanced by Mortgagee pursuant to this Section 6(b)). In the event of (i) a Total Loss resulting from a casualty, damage or destruction, if either (A) the cost to repair the Property as estimated by the Independent Architect would exceed the Threshold Amount and the restoration of the Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any Letter of Credit posted in lieu thereof or in addition thereto and under such circumstances Mortgagor is not required under the applicable Lease to make Proceeds available for restoration of the Property, or (B) Mortgagee elects not to permit Mortgagor to restore the Property or (ii) a Total Loss resulting from a Taking, Mortgagor shall be required to comply with the provisions of Section 6(i) below and Mortgagee shall apply such Proceeds, first toward reimbursement of Mortgagee's reasonable costs and expenses in connection with recovery of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then as required by Section 6(i) hereof. Any Proceeds remaining after prepayment in part as set forth in Section 6(i) hereof shall be paid to Mortgagor or as it may direct in writing. Whether or not an Event of Default shall have occurred and be continuing, Mortgagee shall have the right to approve, such approval not to be unreasonably withheld, any settlement which is for Proceeds in excess of the Threshold Amount and Mortgagor will deliver or cause to be delivered to Mortgagee all instruments reasonably requested by Mortgagee to permit such approval. Mortgagor will pay all reasonable costs, fees and expenses reasonably incurred by Mortgagee (including all reasonable attorneys' fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within five (5) Business Days after delivery of a request for reimbursement by Mortgagee, in connection with the settlement of any claim for insurance or Taking Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Mortgagor and may be retained by Mortgagor pursuant to this Section 6, such Proceeds shall, until the completion of the related Work, be held in trust for Mortgagee and shall be segregated from other funds of Mortgagor to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the Threshold Amount, such Proceeds shall be forthwith paid directly to and held by Mortgagee in a segregated account in trust for Mortgagor, in each case to be applied or disbursed in accordance with this Section 6.

            (c) In the event that any Proceeds (other than Proceeds paid with respect to the insurance described in Section 6(b)) are in excess of the Threshold Amount, then all Proceeds (other than any portion of any Proceeds paid with respect to the insurance described in Section

6(b) which shall be deposited directly into the Operating Account) shall be paid over to Mortgagee and shall be applied as follows: first, toward reimbursement of Mortgagee's or its agent's reasonable costs and expenses in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then, to the prepayment of the Indebtedness secured hereby (which prepayment shall be made on the next Payment Date occurring after an elected or required prepayment hereunder), without prepayment premium or penalty, only if:

                        (i) (A) the amount of the Proceeds is equal to or greater than the outstanding Principal Amount of the Note, or

                              (B) the casualty or Taking occurs on a date which is less than one hundred-eighty (180) days prior to the final Maturity Date (as defined in the Note), or

                              (C) more than twenty-five percent (25%) of the rentable area of the applicable Property shall have been the subject of a casualty or shall have been taken, or

                        (ii) such Proceeds were the result of a Taking, and after restoration is completed, there are excess Proceeds which were not required to effect such restoration, in which event prepayment shall be made to the extent of such unneeded Proceeds. Any excess Proceeds shall be applied to the prepayment of the Indebtedness secured hereby (which prepayment shall be made on the next Payment Date occurring after completion of the Work, without penalty or premium).

            (d) Upon the occurrence and during the continuance of an Event of Default hereunder, or in the event that any Proceeds are required to be paid to Mortgagee pursuant to subparagraph (b) above, then all Proceeds while an Event of Default exists, and any such Proceeds so required to be paid to Mortgagee shall be paid over to Mortgagee (if not paid directly to Mortgagee) and shall be applied first toward reimbursement of Mortgagee's reasonable costs and expenses (plus interest thereon at the Default Rate to the extent not paid within five
(5) Business Days after delivery of a request for reimbursement by Mortgagee) actually incurred in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including reasonable administrative costs and inspection fees, and then to be applied or disbursed in accordance with this Section 6.

            Subject to Mortgagor's rights pursuant to Section 38(b) to cause the Property to be released from the Lien of this Mortgage, Mortgagor shall be obligated to restore, or cause the applicable Tenant to restore, the Property following casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6, whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Mortgagor by Mortgagee in accordance with this Mortgage.

            (e) Upon the occurrence and during the continuance of an Event of Default hereunder, all Proceeds shall be paid over to Mortgagee and shall be applied first toward reimbursement of Mortgagee's reasonable costs and expenses actually incurred in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then to the payment or prepayment of the Indebtedness secured hereby in accordance with Sections 20 and 21.

            (f) If Proceeds are not required to be applied towards payment of the Indebtedness pursuant to the terms hereof, then Mortgagee shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable expenses actually incurred by Mortgagee in connection with the collection thereof plus interest thereon at the Default Rate to the extent the same are not paid within five (5) Business Days after request for reimbursement by Mortgagee) available to Mortgagor for payment of or reimbursement of Mortgagor's or the applicable Tenant's expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth below and in
Section 6(g) hereof:

                  (i) at the time of loss or damage or at any time thereafter while Mortgagor is holding any portion of the Proceeds, there shall be no continuing Event of Default hereunder;

                  (ii) if the estimated cost of the Work (as estimated by the Independent Architect referred to in clause (iii) below) shall exceed the Proceeds, Mortgagor shall, at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Mortgagee (and promptly following any such deposit or delivery, Mortgagor shall provide written notice of same to the Rating Agencies) (A) Cash and Cash Equivalents, (B) a Letter or Letters of Credit in an amount equal to the estimated cost of the Work less the Proceeds available, or (C) such other evidence of Mortgagor's ability to meet such excess costs and which is reasonably satisfactory to Mortgagee and the Rating Agencies; and

                  (iii) Mortgagee shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work. The plans and specifications shall require that the Work be done in a First Class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that neither Mortgagor shall be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Work actually performed, if any, or failed to be performed, shall have no material adverse effect on the value of the Property from the value that such Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Mortgagor shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

            (g) Disbursement of the Proceeds in Cash or Cash Equivalents to Mortgagor shall be made from time to time (but not more frequently than once in any month) by Mortgagee but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Mortgagee of
(i) an Officer's Certificate dated not more than ten (10) days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances and (ii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety-five percent (95%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to clause 6(c)(ii) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Mortgagee shall be made upon receipt by Mortgagee of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the State in which the applicable Property is located for the filing of mechanic's and materialmen's liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer's Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer's Certificate to the effect that a certificate of occupancy is not required.

            (h) If, after the Work is completed and all costs of completion have been paid, there are excess Proceeds after repaying to Mortgagor any out-of-pocket costs incurred by Mortgagor in connection with the performance of the Work which costs were approved by Mortgagee in connection with its approval of the Work, then upon ten (10) days' prior written notice from Mortgagor to Mortgagee, provided no Event of Default has occurred and is then continuing, Mortgagor shall have the option of directing Mortgagee to either (1) retain such Proceeds in the Capital Expenditure Reserve Account to be applied by Mortgagor to the cost of improvements, alterations, tenant improvements or other capital improvements at the Property, or (2) apply such excess Proceeds with respect to the Taking of or damage or injury to the Mortgaged Property to the payment or prepayment of all or any portion of the Indebtedness secured hereby without penalty or premium, provided, however, that any such prepayment shall not reduce any Allocated Loan Amount.

            (i) If (i) there is any casualty that constitutes a Total Loss and Mortgagee elects not to permit Mortgagor to restore such Property, or (ii) there is any Taking that constitutes a Total Loss and Mortgagee elects to apply the Proceeds against the Indebtedness, or (iii) Mortgagor is otherwise required to comply with this Section 6(i), then Mortgagor, in any such instance, must prepay the Note, without premium or penalty, to the extent of the Proceeds received up to an amount equal to 125% of the original Allocated Loan Amount with respect to the relevant Property, and the Allocated Loan Amounts for all other Properties shall be increased or decreased in the manner provided in the definition of Allocated Loan Amount.

            7. Impositions, Liens and Other Items.

            (a) Mortgagor shall deliver to Mortgagee annually, no later than twenty (20) Business Days after the first day of each fiscal year of Mortgagor, and shall update as new information is received, a schedule describing all Impositions payable or estimated to be payable during such fiscal year attributable to or affecting the Mortgaged Property or Mortgagor. Subject to Mortgagor's right of contest set forth in Section 7(c) hereof, as set forth in the next two sentences, Mortgagee on behalf of Mortgagor shall pay all Impositions which are attributable to or affect the Mortgaged Property or Mortgagor, five (5) days prior to the date such Impositions shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Mortgagee shall direct the Agent under the Cash Collateral Agreement to pay to the taxing authority such amounts to the extent funds in the Mortgage Escrow Account are sufficient to pay such Impositions. If Mortgagor has delivered Mortgage Escrow Security in lieu of maintaining the Mortgage Escrow Account, Mortgagor shall either deposit in the Mortgage Escrow Account not less than five (5) days prior to the date the same are due an amount sufficient to pay such Impositions, or Mortgagee shall draw down on the Mortgage Escrow Security in such amount. Nothing contained in this Mortgage shall be construed to require Mortgagor to pay any tax, assessment, levy or charge imposed on Mortgagee in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

            (b) Subject to its right of contest set forth in Section 7(c) hereof and its rights set forth in Sections 11(c) and 11(d) hereof, Mortgagor shall at all times keep the Mortgaged Property free from all Liens (other than the Lien hereof and Permitted Encumbrances) and shall pay when due and payable all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Mortgaged Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Mortgaged Property or any portion thereof within thirty (30) days after receiving written notice of the filing (whether from Mortgagee, the lienor or any other Person) thereof. Mortgagor shall do or cause to be done, at the sole cost of Mortgagor, everything reasonably necessary to fully preserve the first priority of the Lien of this Mortgage against the Mortgaged Property subject to the Permitted Encumbrances. Upon the occurrence of an Event of Default with respect to its Obligations as set forth in this Section 7, Mortgagee may (but shall not be obligated to) make such payment or discharge such Lien, and Mortgagor shall reimburse Mortgagee on demand for all such advances pursuant to Section 16 hereof (together with interest thereon at the Default Rate).

            (c) Nothing contained herein shall be deemed to require Mortgagor to pay, or cause to be paid, any Imposition, to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Mortgagor is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Mortgagor shall keep Mortgagee apprised of the status of such contest, (iii) if Mortgagor is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Mortgagor's books in accordance with GAAP or in the Mortgage Escrow Account,
(iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or Lien and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded,
(v) in the case of any

Insurance Requirement, the failure of Mortgagor to comply therewith shall not impair the validity of any insurance required to be maintained by Mortgagor under Section 5 hereof or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens in excess of One Hundred Thousand Dollars ($100,000) individually, or in the aggregate, during such contest, Mortgagor, shall provide security in the form required by Section 6(f)(ii) hereof in an amount reasonably requested by Mortgagee but in no event less than one hundred twenty-five percent (125%) of (A) the amount of Mortgagor's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Mortgagor promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Mortgaged Property or any portion thereof shall be, in Mortgagee's reasonable judgment, in imminent danger of being forfeited or lost or Mortgagee is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgagor, Mortgagor shall deliver to Mortgagee reasonable evidence of Mortgagor's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

            8. Funds for Taxes and Insurance.

            (a) Mortgagor shall pay into a segregated account (the "Mortgage Escrow Account"), amounts sufficient to discharge the obligations of Mortgagor under Sections 5 and 7(a) hereof as and when they become due (such amounts, the "Mortgage Escrow Amounts"). As of the date hereof, Mortgagee shall initially require payment into the Mortgage Escrow Account of a sum equal to one-twelfth of the annual insurance premiums for individual policies required to be maintained hereunder or one-twelfth of the pro-rata portion of the annual insurance premiums due under any blanket policy affording the same required coverage, for Impositions and all insurance being maintained by Mortgagor as of the Closing Date. During each month thereafter, Mortgagee shall require payment with respect to the annual Mortgage Escrow Amounts of a sum equal to one-twelfth thereof, so that as each installment of such premiums and Impositions becoming due and payable, Mortgagor shall have paid a sum sufficient to enable Mortgagee to pay the same. If the amount of such premiums and Impositions has not been definitely ascertained by Mortgagor at the time when any such monthly deposits are to be paid, Mortgagee shall require payment of Mortgage Escrow Amounts based upon the amount of such premiums and Impositions paid for the preceding year, subject to adjustment as and when the amount of such premiums and Impositions are ascertained by Mortgagor.

            (b) At any time, Mortgagor may elect to replace any Mortgage Escrow Amounts then being retained by Agent and satisfy its obligations under this
Section 8 by delivery
of a Letter of Credit (which Letter of Credit shall be either an "evergreen" Letter of Credit or shall not expire until a date two (2) months after the Maturity Date (as defined in the Note) or Cash and Cash Equivalents (any such security, "Mortgage Escrow Security") in an amount reasonably estimated by Mortgagor to be one-half of the amount sufficient (including the amount of any remaining Mortgage Escrow Amounts) to discharge the Impositions and insurance premiums which shall become due during the twelve (12) month period immediately after the date of delivery of such Mortgage Escrow Security (and for each twelve
(12) month period thereafter for so long as Mortgagor elects to post such security in lieu of Mortgagee's retention of such amounts). Cash Equivalents shall have maturities corresponding to the respective due dates of such obligations. Notwithstanding the foregoing, it shall be a condition to Mortgagor's delivery of any Mortgage Escrow Security (other than Cash) in satisfaction of its obligations under this Section 8, that Mortgagor, at its expense, execute, acknowledge and deliver or cause to be delivered to Mortgagee such additional security agreements, financing statements and other documents or instruments including an Opinion of Mortgagor's Counsel, and take all such actions which in the reasonable opinion of Mortgagee or its counsel may be necessary to grant and convey to Mortgagee a perfected security interest in and to any and all of the Mortgage Escrow Security.

            (c) The Mortgage Escrow Amounts shall be held by Agent pursuant to the Cash Collateral Agreement (and any Mortgage Escrow Security posted in lieu thereof pursuant to Section 8(b) hereof shall be held by Mortgagee), and shall be applied in accordance with the Cash Collateral Agreement to the payment of the obligations in respect of which such Mortgage Escrow Amounts were retained. Upon the occurrence of an Event of Default and the acceleration of the Note, all or any portion of such Mortgage Escrow Amounts (or any Mortgage Escrow Security posted in lieu thereof) may be applied to the Indebtedness in such order or priority as Mortgagee may elect (subject to Sections 20 and 21 hereof) and Mortgagee may exercise any of its rights or remedies with respect to same hereunder, at law or in equity. In the absence of such acceleration, any Mortgage Escrow Amounts held by Agent (or Mortgage Escrow Security posted with Mortgagee) that exceed the actual obligations for which they were retained, shall be held and applied to the next due obligations or otherwise applied by Mortgagee in accordance with the terms hereof. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under this Mortgage or otherwise at law or in equity, to pay any such amount and to add the amount so paid to the Indebtedness hereby secured. Any such application of said amounts or any portion thereof to any Indebtedness secured hereby shall not be construed to cure or waive any Default or notice of Default hereunder (or invalidate any act done pursuant to any such Default or notice) until such amounts have been repaid to Mortgagee by Mortgagor.

            (d) Mortgagor shall deliver to Mortgagee all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any obligations referred to above as soon as the same are received by Mortgagor, and Mortgagee shall cause the same to be paid when due to the extent of Mortgage Escrow Amounts or Mortgage Escrow Security available therefor. It is expressly acknowledged and agreed that Mortgagee shall have no obligation whatsoever to advance from its own funds any amounts in payment of all or any portion of such obligations.

            9. License to Collect Rents. Mortgagee and Mortgagor hereby confirm that Rents as they become due and payable under the Leases shall be deposited in accordance with the provisions of the Assignment of Leases and the Cash Collateral Agreement. Subject to the provisions of the Cash Collateral Agreement, Mortgagee has granted to Mortgagor a license to cause the Rents to be collected and deposited in accordance with the Cash Collateral Agreement. Any rights of the Mortgagor hereunder shall not operate to subordinate this assignment of leases to any subsequent assignment, in whole or in part by Mortgagor, and any such subsequent assignment shall be subject to Mortgagee's rights under this Mortgage. Mortgagor further agrees to execute and deliver such assignments of leases as Mortgagee may from time to time reasonably request in order to better assure, transfer and confirm to Mortgagee the rights intended to be granted to Mortgagee with respect thereto. In accordance with the provisions of the Assignment of Leases, upon the occurrence and during the continuance of an Event of Default (1) Mortgagor agrees that Mortgagee may, but shall not be obligated to, assume the management of the real property, and collect the Rents, applying the same upon the Obligations and (2) Mortgagor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the real property to pay the Rents due under the Leases to Mortgagee upon Mortgagee's request. In the event Mortgagee actually receives such Rents, after an Event of Default, any application of the Rents by Mortgagee shall not constitute a misappropriation of the Rents by Mortgagor pursuant to Section 33 hereof. Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with this Mortgage, the Assignment of Leases, and applicable law.

            10. Security Agreement.

            (a) Security Intended. Notwithstanding any provision of this Mortgage to the contrary, the parties intend that this document constitutes security for the payment and performance of the Obligations and shall be a "mortgage" or "deed of trust" under applicable law. If, despite that intention, a court of competent jurisdiction determines that this document does not qualify as a "trust deed" or "deed of trust" under applicable law, then ab initio, this instrument shall be deemed a realty mortgage under applicable law and shall be enforceable as a realty mortgage, and Mortgagor shall be deemed a "mortgagor", Mortgagee shall be deemed a

"mortgagee", and Mortgagee shall have no capacity (but shall be disregarded and all references to "Mortgagee" shall be deemed to refer to the "mortgagee" to the extent not inconsistent with interpreting this instrument as though it were a realty mortgage). As a realty mortgage, Mortgagor, as mortgagor, shall be deemed to have conveyed the Property ab initio to Mortgagee as mortgagee, such conveyance as a security to be void upon condition that Mortgagor pay and perform all its Obligations. The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Mortgagee's sole election.

            (b) Fixture Filing. This Mortgage constitutes a financing statement and, to the extent required under UCC ss.9-402(f) because portions of the Property may constitute fixtures, this Mortgage is to be filed in the office where a mortgage for the Land would be recorded. Mortgagee also shall be entitled to proceed against all or portions of the Mortgaged Property in accordance with the rights and remedies available under UCC ss.9-501(d). Mortgagor is, for the purposes of this Mortgage, deemed to be the Debtor, and Mortgagee is deemed to be the Secured Party, as those terms are defined and used in the UCC. Mortgagor agrees that the Indebtedness and Obligations secured by this Mortgage are further secured by security interests in all of Mortgagor's right, title and interest in and to fixtures, equipment, and other property covered by the UCC, if any, which are used upon, in, or about the Mortgaged Property (or any part) or which are used by Mortgagor or any other person in connection with the Mortgaged Property. Mortgagor grants to Mortgagee a valid and effectual security interest in all of Mortgagor's right, title and interest in and to such personal property (but only to the extent permitted in the case of leased personal property), together with all replacements, additions, and proceeds. Except for Permitted Encumbrances, Mortgagor agrees that, without the written consent of Mortgagee, no other security interest will be created under the provisions of the UCC and no lease will be entered into with respect to any goods, fixtures, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Mortgaged Property except as otherwise permitted hereunder. Mortgagor agrees that all property of every nature and description covered by the lien and charge of this Mortgage together with all such property and interests covered by this security interest are encumbered as a unit, and upon and during the continuance of an Event of Default by Mortgagor, all of the Mortgaged Property, at Mortgagee's option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests shall not be construed to diminish or alter any of Mortgagee's rights of priorities under this Mortgage.

            11. Transfers, Indebtedness and Subordinate Liens. Unless such action is permitted by the provisions of this Section 11, Section 15, Section 38 or Section 45 hereof, Mortgagor will not (i) Transfer all or any part of the Mortgaged Property, (ii) incur Debt, (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Mortgaged Property, (iv) permit any transfer of any interest in Mortgagor (except as set forth in clause (b) of this Section 11), or (iv) file a declaration of condominium with respect to the Property. Mortgagor shall deliver to Mortgagee written notice pursuant to the provisions of Section 26 hereof of any such Transfer permitted pursuant to the provisions of this Section 11 or Section 15 hereof.

            In connection with any Transfer or any series of Transfers that affects (on a cumulative basis) more than ten percent (10%) of the value of the Mortgaged Property, a Tax Opinion and a Nondisqualification Opinion shall be furnished to Mortgagee.

            (a) Sale of the Mortgaged Property. Mortgagor may transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of a Property free from the Lien of this Mortgage provided that such transfer or disposal will not materially adversely affect the value of the Mortgaged Property taken as a whole, will not materially impair the utility of such Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Mortgagor (and not so disposed of) shall be subject to the Lien of this Mortgage. Mortgagee shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Mortgagee to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of this Mortgage.

            (b) Transfer of Interests in Mortgagor. Notwithstanding anything contained herein to the contrary, Mortgagee's consent and Rating Agency confirmation that the proposed transfer will not result in a downgrade, withdrawal or qualification of the then current ratings of any securities backed in part by this Mortgage shall be required with respect to Transfers of direct or indirect beneficial interests in Mortgagor. For the purposes hereof, the sale of stock in Tower Realty Trust, Inc. on a publicly traded exchange shall not be deemed an indirect Transfer of a beneficial interest in Mortgagor. Mortgagor may request Mortgagee's consent to such Transfers provided (i) no Event of Default shall have occurred and be continuing, (ii) Mortgagor (or the transferor of such interest) delivers such request for Mortgagee's consent to Mortgagee and the Rating Agencies at least fifteen (15) Business Days prior to the proposed effective date of such Transfer, (iii) Mortgagor remains a Single Purpose Entity, (iv) no transfer of limited partner, non-managing member or shareholder interests results in any one Person (or any group of Affiliates) owning, directly or indirectly, fifty percent (50%) of more of the beneficial ownership interests of Mortgagor, and (iv) Tower Realty Operating Partnership, L.P. shall at all times directly or indirectly own not less than fifty-one percent (51%) of the beneficial interests in Mortgagor, and if Mortgagor shall be a partnership, all general partners thereof shall be wholly-owned subsidiaries of Tower Realty Operating Partnership, L.P. If ten percent (10%) or more of direct beneficial interests in Mortgagor are Transferred or if any Transfer shall result in a Person or a group of Affiliates acquiring more than a fifty percent (50%) interest as set forth above, Mortgagor shall also deliver or cause to be delivered to the Rating Agencies and Mortgagee
(x) an Opinion of Counsel addressed to the Rating Agencies and Mortgagee and dated as of the date of the Transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any Affiliate thereof, would not disregard the corporate or partnership forms of such entity, their Affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their Affiliates with those of Mortgagor or their respective general partners, and (y) an Officer's Certificate certifying that such Transfer is not an Event of Default.

            (c) Indebtedness. Mortgagor shall not incur, create or assume any Debt or incur any liabilities without the consent of Mortgagee; provided, however, that if no Event of Default shall have occurred and be continuing, Mortgagor may, without the consent of Mortgagee, incur, create or assume any or all of the following indebtedness (collectively, "Permitted Debt"):

                  (i) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Mortgage and the other Loan Documents;

                  (ii) amounts, not secured by Liens on the Mortgaged Property (other than liens being properly contested in accordance with the provisions of this Mortgage), not to exceed $2,000,000, payable by or on behalf of Mortgagor for or in respect of the operation of the Mortgaged Property or for trade debt incurred in the ordinary course of operating Mortgagor's business, provided that (but subject to the terms of the next sentence) each such amount shall be paid to trade creditors within sixty
      (60) days following the date on which each such amount was actually due and payable. Nothing contained herein shall be deemed to require Mortgagor to pay any amount, so long as Mortgagor is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Mortgagor in accordance with GAAP (as determined by the Independent Accountant), and
      (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Mortgagor be permitted under this provision to enter into a note or other instrument for borrowed money; and

                  (iii) amounts, not secured by Liens on the Mortgaged Property (other than liens being properly contested in accordance with the provisions of this Mortgage), payable or reimbursable to any Tenant on account of work performed at a Property by such Tenant or for costs incurred by such Tenant in connection with its occupancy of space in the Property, including for tenant improvements (provided, however, that notwithstanding the foregoing, in no event shall Mortgagor be permitted under this provision to enter into a note or other instrument for borrowed money).

            (d) Additional Permitted Transfers. Notwithstanding the above provisions of this Section 11, Mortgagor may, without the consent of Mortgagee,
(i) make immaterial transfers of portions of a Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6 hereof) or, portions of a Property to third parties, including owners of outparcels, or other properties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and
(ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or amend the Operating Agreements, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of such Property or materially adversely affect the value of such Property taken as a whole. If Mortgagor shall receive any net proceeds in connection with any such transfer or other conveyance, Mortgagor shall have the right to use any such proceeds in connection with any Alterations performed in connection with, or required as a result of, such conveyance. Except as provided below with respect to any Taking, the amount of any net proceeds received by Mortgagor in excess of the cost of such Alterations shall be deposited in the Capital Reserve Account (which amounts shall be in addition to, and not in lieu of, amounts otherwise required to be deposited pursuant to
Section 48(a) hereof, and shall be available to Mortgagor for use in performing any further or other Alterations. Any amounts held in such account shall be invested in accordance with Section 3(s) of the Cash Collateral Agreement. In connection with any transfer, conveyance or encumbrance permitted pursuant to this Section 11(d), Mortgagee shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clause (i) above, to release the portion of such Property affected by such Taking or such transfer from the Lien of this Mortgage or, in the case of clause
(ii) above, to
subordinate the Lien of this Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants by receipt by Mortgagee of:

                  (i) a copy of the instrument of transfer; and

                  (ii) an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the affected Property or materially reduce its value.

            All Taking Proceeds shall be applied in accordance with the provisions of Section 6 hereof.

            (e) Not less than fifteen (15) Business Days prior to the closing of any transaction subject to the provisions of this Section 11, transfers of a ten percent (10%) direct or indirect beneficial interest in Mortgagor or of any transfer that shall result in a Person acquiring a greater than forty-nine percent (49%) interest in Mortgagor or of any transfer that shall result in a Person that had a greater than forty-nine percent (49%) interest in Mortgagor having less than a forty-nine percent (49%) interest in Mortgagor, Mortgagor shall deliver to Mortgagee and the Rating Agencies (i) an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted pursuant to the terms of this Section 11, together with any appraisal or other documents upon which such Officer's Certificate is based, and (ii) an Opinion of Counsel to the transferee, addressed to the Rating Agencies and Mortgagee and dated as of the date of the Transfer, to the effect that, in a properly presented case, a bankruptcy court in a case involving such transferee would not disregard the corporate or partnership form of such transferee so as to consolidate the assets and liabilities of such transferee with those of Mortgagor or their respective general partners. Such Transfer shall be subject to Rating Agency confirmation that the proposed transfer will not result in a downgrade, withdrawal or qualification of the then current ratings of any securities backed in part by this Mortgage. In addition, Mortgagor shall provide Mortgagee and the Rating Agencies with copies of executed deeds, assignments of Direct Beneficial Owner interests in Mortgagor, mortgages or other similar closing documents within ten (10) days after such closing.

            12. Maintenance of Mortgaged Property; Alterations; Inspection; Utilities.

            (a) Maintenance of Mortgaged Property. Mortgagor shall keep and maintain the Mortgaged Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Mortgage with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Mortgaged Property in any material respect. Mortgagor further covenants to do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Mortgagor shall not remove or demolish any Improvement except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty in accordance with the terms and conditions hereof.

            (b) No Changes in Use. Except as may be necessary in connection with an Alteration permitted by Section 12(c) hereof, Mortgagor shall not make any changes or allow any changes to be made in the nature of the use of a Property or any part thereof or initiate or take any action in furtherance of any change in any zoning or other land use classification affecting all or any portion of a Property.

            (c) Conditions to Alteration. Provided that no Event of Default shall have occurred and be continuing hereunder, Mortgagor shall have the right, without Mortgagee's consent, to undertake any alteration, improvement, demolition or removal of a Property or any portion thereof (any such alteration, improvement, demolition or removal, an "Alteration") so long as (i) Mortgagor provides Mortgagee with prior written notice of any Material Alteration, and
(ii) any Alteration is undertaken in accordance with the applicable provisions of this Mortgage and the other Loan Documents, is not prohibited by any relevant Operating Agreements and the Leases and shall not upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion) materially adversely (A) affect the value, use or operation of such Property taken as a whole or (B) reduce the Net Operating Income for such Property from the level available immediately prior to commencement of such Alteration. Any Material Alteration with respect to any Property shall be conducted under the supervision of an Independent Architect and no such Material Alteration shall be undertaken until three (3) Business Days after there shall have been filed with Mortgagee, for information purposes only and not for approval by Mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as an Officer's Certificate stating that such Alteration will involve an estimated cost of more than (I) the greater of the Threshold Amount with respect to Alterations being undertaken at a single Property at such time, or (II) the Aggregate Alteration Threshold Amount for Alterations at all of the Properties. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Mortgagee, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at such Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements.

            (d) Costs of Alteration. Notwithstanding anything to the contrary contained in Section 12(c) hereof, no Material Alteration nor any Alteration which when aggregated with all other Alterations (other than Material Alterations) then being undertaken by Mortgagor (exclusive of Alterations being directly paid for by Tenants) at the Properties exceeds the Aggregate Alteration Threshold Amount, shall be performed by or on behalf of Mortgagor unless Mortgagor shall have delivered to Mortgagee Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost (exclusive of costs to be funded from amounts held in any Account) of the Material Alteration or the Alterations in excess of the Threshold Amount (as set forth in the Independent Architect's written estimate referred to above). In addition to payment or reimbursement from time to time of Mortgagor's expenses incurred in connection with any Material Alteration or any such Alteration, the amount of such security shall be reduced on any given date by Mortgagee delivering funds to Mortgagor in a sum equivalent to the Independent Architect's written estimate of the cost to complete the Material Alterations or the Alterations (including any retainages), free and clear of Liens, other than Permitted Encumbrances. Costs which are subject to retainage (which in no event shall be less than five percent (5%)) shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Mortgagor shall be entitled to withdraw Proceeds pursuant to Sections 6(f) and 6(g) hereof, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Mortgagor may be entitled to withdraw pursuant to Sections 6(f) and 6(g) hereof and which are held by Mortgagee in accordance with Section 6 hereof. Payment or reimbursement of Mortgagor's expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Sections 6(f) through 6(g) hereof. At any time after substantial completion of any Material Alteration or any such Alteration in respect whereof Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Mortgagee and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Mortgagor and shall be paid by Mortgagee to Mortgagor, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Mortgagor, within ten (10) days after receipt by Mortgagee of an application for such withdrawal and/or release together with an Officer's Certificate, and signed also (as to the following clause (i)) by the Independent Architect, setting forth in substance as follows:

                  (i) that the Material Alteration or Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with Mortgagee under Section 12(c) hereof and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

                  (ii) that to the knowledge of the certifying Person all amounts which Mortgagor is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7(c) hereof and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where the Property is located).

            (e) Right to Inspect. Mortgagee and any Persons authorized by it may at all reasonable times and upon reasonable notice enter and examine each of the Properties and may inspect all work done, labor performed and materials furnished in and about the Property subject in all instances to the rights of Tenants under Leases. Mortgagee shall have no duty to make any such inspection and shall have no liability or obligation for making (except for its negligence or willful misconduct) or not making any such inspection.

            13. Legal Compliance. (a) Mortgagor and the Mortgaged Property and the use thereof materially comply with all Legal Requirements (as defined below). Mortgagor represents and warrants that, as of the date hereof, it has not received notice of any violation of any Legal Requirement that remains outstanding other than those to which Mortgagee has consented in writing. Subject to Mortgagor's right to contest pursuant to Section 7(c) hereof, Mortgagor shall comply with all material present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws, consumer protection laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to any Property and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any Property and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances (collectively, the "Legal Requirements"), except where the failure is not reasonably likely to have a Material Adverse Effect.

                  (b) Mortgagor currently holds all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority which are necessary for Mortgagor's ownership and operation of the Properties or which are necessary for the conduct of Mortgagor's business thereon. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and will be kept current and in full force and effect.

            14. Books and Records, Financial Statements, Reports and Other Information.

            (a) Books and Records. Mortgagor will keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Mortgaged Property and the business and affairs of Mortgagor relating to the Mortgaged Property, in accordance with GAAP, at Mortgagor's election, prior to the original Maturity Date (as such term is defined in the Note). Mortgagee and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Mortgagor relating to the operation of the Mortgaged Property and to make such copies or extracts thereof as Mortgagee may reasonably require.

            (b) Financial Statements.

                  (i) Quarterly Reports. Not later than forty-five (45) days following the end of each calendar quarter (other than the fourth (4th) quarter of any calendar year), Mortgagor will deliver to Mortgagee (with a copy to the Rating Agencies) unaudited financial statements, internally prepared, in accordance with GAAP, consistently applied, including a balance sheet as of the end of such quarter, and a statement of revenues and expenses through the end of such quarter, a statement of Net Operating Income as to each Property for such quarter, and, only upon the request of either the Rating Agencies or Mortgagee, a statement of profits and losses. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge,
      (A) that such statements fairly represent the financial condition and results of operations of Mortgagor in accordance with GAAP consistently applied, (B) that as of the date of such Officer's Certificate, no Default exists under this Mortgage, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Mortgagor or proposed to be taken to remedy such Default,
      (C) the Debt Service Coverage Ratio for the preceding calendar quarter and calendar year, and (D) that as of the date of each Officer's Certificate, no uninsured litigation exists involving Mortgagor or the Mortgaged Property in which the amount involved is Two Hundred Fifty Thousand Dollars ($250,000) or more, or, if so, specifying such litigation and the actions being taking in relation thereto in accordance with
      Section 23 hereof. Such financial statements shall contain such other information as shall be reasonably requested by Mortgagee for purposes of calculations to be made by Mortgagee pursuant to the terms hereof.

                  In addition to the quarterly reports required under this subsection (b)(i), Mortgagor shall deliver to Mortgagee and the Rating Agencies, a list of all litigation and proceedings affecting Mortgagor or the Mortgaged Property or any part thereof in which the amount involved is Two Hundred Fifty Thousand Dollars ($250,000) or more, whether or not covered by insurance and whether or not relief is being sought.

                  (ii) Annual Reports. Not later than ninety (90) days after the end of each fiscal year of Mortgagor's operations, Mortgagor will deliver to Mortgagee (with a copy to the Rating Agencies) audited financial statements certified by an Independent Accountant, which statements shall be prepared in accordance with GAAP consistently applied. Any statement delivered under this sub-section shall include a balance sheet as of the end of such year, a statement of Net Operating Income for each Property for the year and for the fourth quarter thereof and a statement of revenues and expenses for each Property for such year, and stating in comparative form the figures for the previous fiscal year, as well as the supplemental schedule of net income or loss presenting the net income or loss and occupancy statistics for each Property. Such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to Section 14(b)(i) hereof.

            (c) Leasing Reports. Not later than forty-five (45) days after the end of each fiscal quarter of Mortgagor's operations, Mortgagor will deliver to Mortgagee (with a copy to the Rating Agencies) a true and complete rent roll for each Property, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of each Property (and in the aggregate) leased as of the last day of the preceding calendar quarter, the percentage of lease rollovers for each Property (and in the aggregate) for the preceding calendar quarter, a summary of new lease signings (including tenant name, square footage occupied and designation of the tenant's operations as national, regional or local) and lease terminations for the preceding calendar quarter, the current annual rent for each Property, the expiration date of each lease, the various options, if any, available to the tenant with respect to renewal (including the amount of the rent in the event of renewal), whether to Mortgagor's knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and the names of the Tenants under Material Leases expiring within one (1) year of the date thereof, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Mortgagor, within the past three (3)


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

months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

            (d) Capital Expenditures Summaries. Mortgagor shall, within forty-five (45) days after the end of each calendar year during the term of the Notes, deliver to Mortgagee and the Rating Agencies an annual summary of any and all capital expenditures made at each Property during the prior twelve (12) month period.

            (e) Other Information. Mortgagor will, promptly after written request by Mortgagee or the Rating Agencies, furnish or cause to be furnished to Mortgagee, in such manner and in such detail as may be reasonably requested by Mortgagee, such reasonable additional information as may be reasonably requested by Mortgagee with respect to the Mortgaged Property, to the extent such information is readily available to Mortgagor in the normal course of business and will not result in additional expense to Mortgagor.

            15. Compliance with Leases and Agreements.

            (a) Leases and Operating Agreements. The Leases and the Operating Agreements, if any, are in full force and effect. Mortgagor has neither given to, nor received any notice of default from, any party to any of the Operating Agreements, if any, or any Lease which remains uncured. To the best of Mortgagor's knowledge, except as set forth in estoppel certificates delivered to Mortgagee prior to the date hereof, no events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default under any of the Operating Agreements or the Leases on the part of Mortgagor, or party thereunder. Mortgagor has complied with and performed all of its material construction, improvement and alteration obligations with respect to each Property required under the Operating Agreements and the Leases which was required prior to the date hereof. Mortgagor will promptly after receipt thereof deliver to Mortgagee a copy of any notice received with respect to the Operating Agreements and the Leases, claiming that Mortgagor is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Operating Agreements or the Leases.

            (b) New Leases. Provided no Event of Default has occurred and is then continuing, Mortgagor may, at all times, lease to any Person space within each Property in a manner consistent with other First Class properties comparable to the applicable Property and then current market conditions existing in the applicable market area in which such Property is located, and otherwise in accordance with this Mortgage. Each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any Lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula or other method to compute such rent, is not provided for in such Lease (such a renewal or extension a "Renewal Lease")) (A) shall provide for payment of rent and all other material amounts payable thereunder at rates at least equal to the fair market rental value (taking into account the type and creditworthiness of the tenant, the length of tenancy, free rent periods and all other concessions to be granted to the tenant by the landlord thereunder, and the location and size of the unit so rented), as of the date such Lease is executed by Mortgagor, of the space covered by such Lease or Renewal Lease for the term thereof, including any renewal options, and (B) shall not contain any provision whereby the rent payable thereunder would be based, in whole or in part, upon the net income or profits derived by any Person from the Property (provided, however, that it may contain a provision in which a portion of rent may be payable based on a percentage of gross income), and (C) shall not prevent Proceeds from being held and disbursed by Mortgagee in accordance with the terms hereof, and (D) shall not entitle any tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the realty and such business loss as tenant may specifically and separately establish. Mortgagor may not, without the consent of Mortgagee amend, modify or waive the provisions of any Material Lease or terminate, reduce rents under or shorten the term of any Material Lease in any manner which would have a material adverse effect on the applicable Property taken as a whole.

            (c) No Default Under Leases. Mortgagor shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgagor under the Leases and the Operating Agreements, if the failure to perform or observe the same would materially and adversely affect the value of any Property; (ii) exercise, within fifteen (15) Business Days after a written request by Mortgagee, any right to request from the Tenant under any Lease or the party to any Operating Agreement a certificate with respect to the status thereof; and (iii) not collect any of the Rents under the Leases more than one (1) month in advance (except that Mortgagor may collect
(A) taxes semi-annually in advance from Tenants, (B) security deposits as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and (C) other charges in accordance with the terms of each Lease).

            (d) Subordination, Non-Disturbance and Attornment. All Leases entered into by Mortgagor after the date hereof, if any, shall be subject and subordinate to this Mortgage; provided that, Mortgagee shall enter into, and, if required by applicable law to provide constructive notice, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, in form and substance substantially similar to the form attached hereto as Exhibit "C" (a "Nondisturbance Agreement"), with any Tenant entering into a Lease after the date hereof provided that, with respect to any Lease entered into after the date hereof, such request is accompanied by an Officer's Certificate stating that such Lease complies in all respects with this Section 15. All reasonable costs and expenses of Mortgagee in connection with the negotiation, preparation, execution and delivery of any Nondisturbance Agreement including, without limitation, reasonable attorneys' fees and disbursements shall be paid by Mortgagor. Mortgagee shall enter into a Nondisturbance Agreement or an agreement in any other form reasonably requested by such Tenant, provided that the same does not materially increase the obligations or liabilities of Mortgagee from what the same would have been under the form of Nondisturbance Agreement attached hereto.

            (e) Security Deposits. On the Closing Date, Mortgagor shall deposit all security deposits received by Mortgagor required under the Leases and not previously applied to satisfy obligations of Tenants under their respective Leases, with interest thereon, if any, into the Security Deposit Account (as defined in the Cash Collateral Agreement). For each Lease entered into after the date hereof (including Renewal Leases), Mortgagor shall deliver irrevocable written instructions to each Tenant to deposit the security deposit required under the Lease, if any, directly into the Security Deposit Account. Within five
(5) Business Days after receipt of an Officer's Certificate stating that, pursuant to the terms of the particular Lease, or upon termination of the Lease as provided therein, the security deposit shall be released to the Tenant thereunder, or to Mortgagor due to a default under the applicable Lease, Mortgagee will instruct Agent to disburse funds in the amount equal to Tenant's security deposit (and any related interest) from the Security Deposit Account directly to Tenant or to Mortgagor as the case may be.

            16. Mortgagee's Right to Perform. Upon the occurrence and during the continuance of an Event of Default with respect to the performance of any of the Obligations contained herein, Mortgagee may, without waiving or releasing Mortgagor from any Obligation or Default under this Mortgage, but shall not be obligated to, at any time perform the same, and the cost thereof, with interest at the Default Rate from the date of payment by Mortgagee to the date such amount is paid by Mortgagor, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a Lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the Lien of this Mortgage (subject to the provisions of Section 11(d) hereof). No payment or advance of money by Mortgagee under this Section 16 shall be deemed or construed to cure Mortgagor's Default or waive any right or remedy of Mortgagee hereunder.

            17. Mortgagor's Existence; Organization and Authority. For so long as this Mortgage remains of record with respect to any of the Properties, Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, rights and privileges as a limited partnership, and its right to own property or transact business in the states in which each


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

of the Properties is located. For so long as any portion of the Indebtedness shall remain outstanding, Mortgagor shall do all things necessary to continue to be, a Single Purpose Entity (including without limitation, ensuring that its general partner continues as a Single Purpose Entity), and shall prevent its general partner from amending such general partner's formation documents, in any manner that would enable such general partner to expand Mortgagor's business purposes beyond those specified in such documents as of the date hereof. Mortgagor hereby represents and warrants that it (i) is a duly organized and validly existing limited partnership under the laws of the state of its organization, (ii) has the power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is qualified to do business in the states in which each Property is located, and
(iii) has the requisite power to execute and deliver and perform its obligations under this Mortgage, the Note and each of the other Loan Documents. The execution and delivery by Mortgagor of this Mortgage, the Note and each of the other Loan Documents to be executed by Mortgagor, Mortgagor's performance of its respective obligations thereunder and the creation of the security interest and Liens provided for in this Mortgage have been duly authorized by all requisite action on the part of Mortgagor, and will not violate in any material respect any Legal Requirement, any order of any court or other Governmental Authority, Mortgagor's certificate of limited partnership or partnership agreement or any material indenture, agreement or other instrument to which Mortgagor is a party, or by which Mortgagor is bound; and will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any of the foregoing, or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of Mortgagor except the Liens created hereunder. Mortgagor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Note or the other Loan Documents by Mortgagor other than those which have already been obtained or filed. Mortgagor further represents and warrants that it is and, so long as any portion of the Indebtedness shall remain outstanding, shall do all things necessary to continue to be, a Single Purpose Entity.

            18. Protection of Security; Costs and Expenses. Mortgagor shall appear in and defend any action or proceeding of which it has notice purporting to affect the security hereof or the rights or powers of Mortgagee or Mortgagee hereunder and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder upon the occurrence and during the continuance of an Event of Default. If an Event of Default occurs under this Mortgage, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Mortgage or which adversely affects Mortgagee or Mortgagee's interest in the Mortgaged Property or any part thereof,


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

including, but not limited to, eminent domain, enforcement of, or proceedings of any nature whatsoever under any Legal Requirement affecting the Mortgaged Property or involving Mortgagor's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Mortgagee, upon reasonable notice to Mortgagor, may, but without obligation to do so and without releasing Mortgagor from any obligation hereunder, make such appearances, disburse such reasonable sums and take such action as Mortgagee reasonably deems necessary or appropriate to protect Mortgagee's interest in the Mortgaged Property, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Mortgagee appears to be prior or superior hereto; provided, however, that the foregoing shall be subject to Mortgagor's rights to contest under Section 7(c) hereof and Mortgagee shall not pay or discharge any lien, encumbrance or charge being contested by Mortgagor in accordance with Section 7(c) hereof. Mortgagor further agrees to pay all reasonable costs and expenses of Mortgagee or Mortgagee including reasonable attorneys' fees and disbursements incurred by Mortgagee or Mortgagee in connection with (a) the negotiation, preparation, execution, delivery and performance of this Mortgage, the Note and the other Loan Documents, and (b) the performance of its obligations and exercise of its rights under this Mortgage, the Note, and the other Loan Documents. All of the costs, expenses and amounts set forth in this Section 18 shall be payable by Mortgagor, on demand and, together with interest thereon at the Default Rate, if the same are not paid within five (5) Business Days after demand therefor by Mortgagee (or Mortgagee), until the date of repayment by Mortgagor, shall be deemed to be Indebtedness hereunder and shall be a Lien on the Mortgaged Property prior to any right, title, interest or claim upon the Mortgaged Property (subject to the provisions of Section 11(d) hereof). Nothing contained in this Section 18 shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

            19. Management of the Mortgaged Property.

            (a) For purposes hereof, a "Qualifying Manager" shall mean any property manager of national standing reasonably acceptable to Mortgagee, that, as of the date of such designation, manages not less than ten (10) office buildings in the region in which a Property is located. Notwithstanding the foregoing, an Affiliates of Tower Realty Trust, Inc. shall be deemed an acceptable manager to Mortgagee. Mortgagor shall notify Mortgagee and the Rating Agencies in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualifying Manager of all or any of the Properties no less than thirty (30) days before such Qualifying Manager begins to manage such Property or Properties and shall obtain prior to any appointment of a Qualifying Manager a written confirmation from the Rating Agencies that retention of such other Person as Manager shall not


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

result in a downgrade, withdrawal or qualification of the then ratings of any securities backed in part by this Mortgage.

            (b) It is acknowledged and agreed that a Qualifying Manager may be retained at Mortgagee's direction at any time following the occurrence and during the continuance of an Event of Default.

            (c) Upon the retention of a Qualifying Manager, Mortgagee shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any new management agreement with such Qualifying Manager which is on different terms. Mortgagor shall provide a copy of such new management agreement to the Rating Agencies.

            20. Remedies. Upon the occurrence and during the continuation of an Event of Default, Mortgagee may take such actions against Mortgagor, subject to
Section 33 hereof, and/or against Mortgaged Property or any portion thereof as Mortgagee determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below or as required under applicable law. Any such actions taken by Mortgagee shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mortgagee may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Mortgagee's determination of appropriate action may be based on an appropriate real estate or other consultant and/or counsel, and Mortgagee may rely conclusively on such advice. Mortgagor shall pay such consultant's and attorney's fees and expenses incurred by Mortgagee pursuant to this Section 20. Such actions may include, without limitation, the following:

            (a) Acceleration. Subject to any applicable provisions of the Note and the other Loan Documents, Mortgagee may declare all or any portion of the unpaid principal balance under the Note, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

            (b) Entry. Subject to the provisions and restrictions of applicable law, Mortgagee, personally, or by its agents or attorneys, at Mortgagee's election, may enter into and upon all or any part of the Mortgaged Property (including any Property and any part thereof), and may exclude Mortgagor, its agents and servants therefrom (but such entry shall be subject to any Nondisturbance Agreements then in effect); and Mortgagee, having and holding the same, may use, operate, manage and control the Mortgaged Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receiver. Upon every such entry, Mortgagee may, at the reasonable expense of the Mortgaged Property and/or Mortgagor, from time to time, either by purchase, repair or construction, maintain and restore the Mortgaged Property or any part thereof, and may insure and reinsure the same in such amount and in such manner as may seem to them to be advisable. Similarly, from time to time, Mortgagee may, at the expense of Mortgagor (which amounts may be disbursed by Mortgagee from the Mortgaged Property on behalf of Mortgagor), make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Mortgaged Property or any part thereof as it may seem advisable. Mortgagee or its designee shall also have the right to manage and operate the Mortgaged Property or any part thereof and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto, either in the name of Mortgagor or otherwise, as may seem to them to be advisable. In confirmation of the grant made in Granting Clause (G) hereof, in the case of the occurrence and continuation of an Event of Default, Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property or any part thereof (i.e., the "Rents") to be applied in the order of priorities and amounts as shall be provided for in Section 21 hereof. Mortgagee shall be liable to account only for rents, issues and profits and other proceeds actually received by Mortgagee.

            (c) Foreclosure. Prior to taking title to any Property (whether by foreclosure, deed in lieu or otherwise), Mortgagee shall obtain, in each instance, at Mortgagor's reasonable expense a new phase I environmental report with respect to such Property, and such additional environmental studies as may be recommended in such phase I report.

                        (i) Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, and in addition to any and every other remedy, may (i) sell, to the extent permitted by law and pursuant to the power of sale granted herein, all and singular the Mortgaged Property, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such times and places as required or permitted by law and as are customary in any county or parish in which the Property is located and upon such terms as Mortgagee may fix and specify in the notice of sale to be given to Mortgagor (and on such other notice published or otherwise given as provided by law), or as may be required by law; (ii) institute proceedings for the complete or partial foreclosure of this Mortgage under the provisions of the laws of the jurisdiction in which the Mortgaged Property or any part thereof is located, or under any other applicable provision of law; or (iii) take all steps to protect and enforce the rights of Mortgagee, whether by action, suit or proceeding in equity or at law (for the specific performance of any covenant, condition or agreement contained in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy), or otherwise, as Mortgagee, being advised by counsel and its financial advisor, shall deem most advisable to protect and enforce any of their rights or duties hereunder.

                        (ii) Mortgagee may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property remaining unsold, but shall continue unimpaired until the entire Mortgaged Property shall have been sold.

                        (iii) With respect to a Property, this Mortgage is made upon any statutory conditions of the State in which such Property is located, and, for any breach thereof or any breach of the terms of this Mortgage, Mortgagee shall have the statutory power of sale, if any, provided for by the laws of such State.

            (d) Specific Performance. Mortgagee, in its sole and absolute discretion, may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

            (e) Enforcement of Note. Subject to Section 33 hereof and to the extent permitted under the provisions of applicable law, Mortgagee may recover judgment on the Note (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.

            (f) Sale of Mortgaged Property; Application of Proceeds.

                        (i) Mortgagee may postpone any sale of all or any part of the Mortgaged Property to be made under or by virtue of this Section 20 by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time, thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

                        (ii) Upon the completion of any sale made by Mortgagee under or by virtue of this Section 20, Mortgagee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the Property and rights so sold. Mortgagee is hereby appointed the true and lawful irrevocable attorney-in-fact of Mortgagor in its name and stead or in the name of Mortgagee to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold, and, for that purpose, Mortgagee may execute all necessary deeds and other instruments of assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that such attorney or attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Mortgagor shall, nevertheless, if so requested in writing by Mortgagee, ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 20 shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of Mortgagor in and to the Property and rights so sold, and shall be a perpetual bar, at law and in equity, against Mortgagor, its successors and assigns and any Person claiming through or under Mortgagor and its successors and assigns.

                        (iii) The receipt of Mortgagee for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the Property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Mortgage, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

                        (iv) Upon any sale made under or by virtue of this
      Section 20, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Note secured by this Mortgage the net proceeds of sale, after deducting therefrom the expense of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. The person making such sale shall accept such settlement without requiring the production of the Note or this Mortgage, and without such production there shall be deemed credited to the Indebtedness and Obligations under this Mortgage the net proceeds of such sale. Mortgagee, upon acquiring the Mortgaged Property or any part thereof, shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.

            (g) Voluntary Appearance; Receivers. After the happening, and during the continuance of, any Event of Default, and immediately upon commencement of
(i) any action,
suit or other legal proceeding by Mortgagee to obtain judgment for the principal and interest on the Notes and any other sums required to be paid pursuant to this Mortgage, or (ii) any action, suit or other legal proceeding by Mortgagee of any other nature in aid of the enforcement of the Loan Documents or any of them, Mortgagor will (a) enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of one or more receivers of the Mortgaged Property and of the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default, or upon the filing of a bill in equity to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without notice to any other party and without regard to the adequacy of the security of the Mortgaged Property, forthwith, either before or after declaring the principal and interest on the Notes to be due and payable, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as a court or courts shall confer, which may include, without limitation, any or all of the powers which Mortgagee is authorized to exercise by the provisions of this Section 20, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize. Notwithstanding the foregoing, Mortgagee as a matter of right may appoint or secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Mortgagor hereby irrevocably consents and agrees to such appointment, without notice to Mortgagor and without regard to the value of the Mortgaged Property or adequacy of the security for the Indebtedness and without regard to the solvency of the Mortgagor or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Mortgagee to receive the Rents with respect to any of the Mortgaged Property pursuant to this Mortgage, the Assignment of Leases or the Cash Collateral Agreement.

            (h) UCC Remedies. Mortgagee may exercise any or all of the remedies granted to a secured party under the UCC, specifically including, without limitation, the right to recover the attorneys' fees and other expenses incurred by Mortgagee in the enforcement of this Mortgage or in connection with Mortgagor's redemption of the Improvements or Building Equipment. Mortgagee may exercise its rights under this Mortgage independently of any other collateral or guaranty that Mortgagor may have granted or provided to Mortgagee in order to secure payment and performance of the Obligations, and Mortgagee shall be under no obligation or duty to foreclose or levy upon any other collateral given by Mortgagor to secure any Obligation or to proceed against any guarantor before enforcing its rights under this Mortgage.

            (i) Leases. Mortgagee may, at its option, before any proceeding for the foreclosure (or partial foreclosure) or enforcement of this Mortgage, treat any Lease which is subordinate by its terms to the Lien of this Mortgage, as either subordinate or superior to the Lien of this Mortgage.

            (j) Other Rights. Mortgagee may pursue against Mortgagor any other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

            (k) Retention of Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or any of its property, or of the Mortgaged Property or any part thereof, Mortgagee to the extent permitted by law, shall be entitled to retain possession and control of all property now or hereafter granted to or held by Mortgagee under this Mortgage.

            (l) Suits by Mortgagee. All rights of action under this Mortgage may be enforced by Mortgagee without the possession of the Note and without the production thereof or this Mortgage at any trial or other proceeding relative thereto. Any such suit or proceeding instituted by Mortgagee shall be brought in the name of Mortgagee and any recovery of judgment shall be subject to the rights of Mortgagee.

            (m) Remedies Cumulative. Subject to Section 33 hereof, no remedy herein conferred upon or reserved to Mortgagee shall exclude any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given to Mortgagee by this Mortgage to the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient. Nothing in this Mortgage shall affect Mortgagor's obligations to pay the principal of, and interest on, the Note in the manner and at the time and place expressed in the Note.

            (n) Waiver of Rights. Mortgagor agrees that, to the fullest extent permitted by law, it will not at any time, (1) insist upon, plead or claim or take any benefit or advantage of any stay, extension or moratorium law, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (2) claim, take or insist upon any benefit or advantage of any law, now or at any time hereafter in force, providing for valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the


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

decree, judgment or order of any court of competent jurisdiction, or (3) after any such sale or sales, claim or exercise any right, under any statute heretofore or hereafter enacted by the United States of America, any State thereof or otherwise, to redeem the Property and rights sold pursuant to such sale or sales or any part hereof. Mortgagor hereby expressly waives all benefits and advantages of such laws, and covenants, to the fullest extent permitted by law, not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee or the Mortgagees, but will suffer and permit the execution of every power as though no such laws had been made or enacted. Mortgagor for itself and all who may claim through or under it, waives, to the extent it lawfully may do so, any and all homestead rights and, any and all rights to reinstatement, any and all right to have the property comprising the Mortgaged Property marshaled upon any foreclosure of the Lien hereof.

            21. Application of Proceeds.

            (a) Sale Proceeds. The proceeds of any sale or foreclosure of the Mortgaged Property or any portion thereof shall be applied to the following in the following order of priority the payment of: (i) the costs and expenses of the foreclosure proceedings with respect to the Property (including reasonable counsel fees and disbursements actually incurred and advertising costs and expenses), liabilities and advances made or incurred under this Mortgage, and reasonable receivers' and trustees' fees and commissions and fees and expenses incurred by Mortgagee, together with interest at the Default Rate to the extent payable, (ii) any other sums advanced by Mortgagee (or any advancing agent on its behalf) in accordance with the terms hereof and not repaid to it by Mortgagor, together with interest at the Default Rate to the extent payable,
(iii) all sums due under the Note in the order of priority set forth therein, and (iv) any surplus to Mortgagor or other party legally entitled thereto.

            (b) Other Proceeds. All Proceeds or other amounts collected by Mortgagee and applied to pay interest or principal of the Note or other amounts due on this Mortgage following an Event of Default and acceleration of the Note shall be applied (1) first, to reimburse any expenses related to such collection and (2) thereafter, as provided in Section 21(a) hereof. If the Note has not been accelerated, any amount available to make payments or applied in lieu of such payments thereon shall be applied (1) first, to interest due or overdue on the Note, (2) then, any amounts applied to pay or applied in lieu of paying principal on the Note then due shall be applied to pay or applied in lieu of paying each Note in order of priority, and (3) thereafter, to Mortgagor.

            22. CERTAIN WAIVERS. TO INDUCE MORTGAGEE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE NOTES AND THIS MORTGAGE, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION,


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

THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, MORTGAGOR AND EACH OF THE PARTNERS COMPRISING MORTGAGOR EXPRESSLY AND IRREVOCABLY HEREBY WAIVES THE FOLLOWING RIGHTS, IN ADDITION TO AND NOT IN DEROGATION OF ALL OTHER WAIVERS CONTAINED IN THE NOTE, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS:

            (a) WAIVER OF RIGHT TO TRIAL BY JURY. MORTGAGOR HEREBY WAIVES AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY, OR COUNTERCLAIM ASSERTED BY MORTGAGEE WHICH ACTION, PROCEEDING OR COUNTERCLAIM ARISES OUT OF OR IS CONNECTED WITH THIS MORTGAGE, THE NOTE OR ANY OTHER LOAN DOCUMENTS.

            23. Notice of Certain Occurrences. In addition to all other notices required to be given by Mortgagor hereunder, Mortgagor shall give notice to Mortgagee and the Rating Agencies promptly upon the occurrence of: (a) any Default or Event of Default; (b) any litigation or proceeding affecting Mortgagor or the Mortgaged Property or any part thereof in which the amount involved is Two Hundred Fifty Thousand Dollars ($250,000) or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; and (c) a material adverse change in the business, operations, property or financial condition of Mortgagor or the Mortgaged Property.

            24. Trust Funds. To the extent required by applicable law, all security deposits paid under the Leases shall be treated as trust funds and not commingled with any other funds of Mortgagor. Within ten (10) days after request by Mortgagee, Mortgagor shall furnish Mortgagee with satisfactory evidence of compliance with this Section 24, together with a statement of all security deposits by Tenants under the Leases, which statement shall be certified by Mortgagor.

            25. Taxation. In the event a law is passed after the date hereof of the United States or of any state in which a Property is located either (a) changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, or (b) imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, in each case other than income taxes, franchise taxes, or withholding taxes, that materially adversely affects Mortgagee, Mortgagee shall have the right to declare the Note due on a date to be specified by not less than ninety (90) days' written notice to be given to Mortgagor unless within such ninety (90) day period Mortgagor shall assume as an


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

obligation hereunder the payment of any tax so imposed until full payment of the Note provided such assumption shall be permitted by law.

            26. Notices. Any notice, election, request or demand which by any provision of this Mortgage is required or permitted to be given or served hereunder shall be in writing and shall be given or served by hand delivery against receipt, by any nationally recognized overnight courier service providing evidence of the date of delivery or by certified mail return receipt requested, postage prepaid, addressed to Mortgagor at: 120 West 45th Street, 24th Floor, New York, New York 10036-4003, Attention: Lawrence H. Feldman, with a copy to Tower Realty Operating Partnership, L.P. 120 West 45th Street, 24th Floor, New York, New York 10036-4003, Attention: Lawrence H. Feldman, with a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022,
Attention: Bradley A. Kaufman, Esq.; if to Mortgagee, addressed to Mortgagee at:
World Financial Center, North Tower, New York, New York 10281-1326, Attention:
Frederick T. Kelly, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Martha Feltenstein, Esq., or at such other address as shall be designated from time to time by Mortgagor, Mortgagee or Mortgagee by notice given in accordance with the provisions of this
Section 26. Any such notice or demand given hereunder shall be effective upon receipt. All notices, elections, requests and demands required or permitted under this Mortgage shall be in the English language.

            27. No Oral Modification. This Mortgage may not be waived, altered, amended, modified, changed, discharged or terminated orally but only by a written agreement signed by the party against which enforcement is sought.

            28. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

            29. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems it advisable to do so. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and Tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns.


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

            30. Governing Law. Subject to the provisions of Section 52 hereof, this Mortgage, the obligations arising hereunder and the provisions for the creation, perfection and enforcement of the Liens and security interest created pursuant to this Mortgage and the Assignment of Leases shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America. Whenever possible, each provision of this Mortgage shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Mortgage. Nothing contained in this Mortgage or in any Loan Document shall require either Mortgagor to pay or Mortgagee to accept any sum in any amount which would, under applicable law, subject Mortgagee, or any Mortgagee to penalty or adversely affect the enforceability of this Mortgage. In the event that the payment of any sum due hereunder or under any Loan Document would have such result under applicable law, then, ipso facto, the obligation of Mortgagor to make such payments shall be reduced to the highest sum then permitted under applicable law and appropriate adjustment shall be made by Mortgagor and Mortgagee.

            31. Certain Representations, Warranties and Covenants. (a) Recording Fees, Taxes, Etc. Mortgagor hereby agrees to take all such further reasonable actions, and to pay all taxes, recording fees, charges, costs and other expenses including, without limitation, reasonable attorneys' and professional fees and disbursements which are currently or in the future shall be imposed, and which may be required or necessary to establish, preserve, protect or enforce the Lien of this Mortgage.

            (b) No Offsets. Mortgagor warrants, covenants and represents to Mortgagee that there exists no cause of action at law or in equity that would constitute any offset, counterclaim or deduction against the Indebtedness or Obligations.

            (c) Full and Accurate Disclosure. To the best of Mortgagor's knowledge, no statement of fact made by or on behalf of Mortgagor in this Mortgage or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading as of the date made. There is no fact presently known to Mortgagor which has not been disclosed which adversely affects, nor as far as Mortgagor can foresee, might adversely affect, the business, operations or condition (financial or otherwise) of Mortgagor.

            (d) Tax Filings. Mortgagor has filed all federal, state and local tax returns required to be filed prior to the date hereof and has paid or made adequate provision for the


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

payment of all federal, state and local taxes, charges and assessments shown to be due from Mortgagor on such tax returns.

            (e) No Litigation. No litigation is pending or, to Mortgagor's best knowledge, threatened against Mortgagor which, if determined adversely to Mortgagor, would have a material adverse effect on the Property or the security created hereby and no Taking has been commenced or, to Mortgagor's best knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property. Mortgagor has delivered to Mortgagee and the Rating Agencies a certificate setting forth all litigation affecting Mortgagor or the Properties.

            (f) Solvency. The fair saleable value of Mortgagor's assets exceeds and will, immediately following the issuance and sale of the Note and the consummation of the other transactions contemplated to take place simultaneously therewith, exceed Mortgagor's liabilities, including subordinated, unliquidated, disputed and contingent liabilities. Mortgagor's assets do not and, immediately following the issuance and sale of the Note and the consummation of the other transactions contemplated to take place simultaneously therewith will not, constitute unreasonably insufficient capital to carry out its business as conducted or as proposed to be conducted. Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities) beyond its ability to pay such debts as they mature.

            (g) ERISA. Mortgagor is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Mortgagor's assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Mortgagor's knowledge, threatened against Mortgagor. Mortgagor has no knowledge of any material liability incurred by Mortgagor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on Mortgagor's assets pursuant to
Section 412 of the Code or Sections 302 or 4068 of ERISA.

            (h) Claims. No claims, actions, suits, proceedings or investigations whether judicial or otherwise are pending or, to the best knowledge of Mortgagor, threatened against Mortgagor before any domestic or foreign court or administrative, arbitral, governmental or regulatory authority or agency which, if determined adversely to Mortgagor, would have a material adverse effect on the security created hereby. Mortgagor has delivered to Mortgagee a certificate setting forth all claims pending against Mortgagor.


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

            (i) Liens. No Lien, other than Permitted Encumbrances, which remains outstanding as of the date hereof, including, without limitation, any tax lien, has been levied against the Mortgaged Property.

            (j) Outstanding Liabilities. No outstanding liabilities of Mortgagor exist which, individually or in the aggregate, would have a material adverse effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Mortgagor other than as disclosed for in financial statements and other required reports delivered by Mortgagor to Mortgagee, pursuant to the terms of this Mortgage. Mortgagor has delivered to Mortgagee a certificate setting forth all liabilities of Mortgagor.

            (k) Creditors' Claims. To Mortgagor's best knowledge, no claim of any creditor of Mortgagor would have a material adverse effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Mortgagor. Mortgagor has delivered to Mortgagee a certificate setting forth all such claims of creditors of Mortgagor.

            (l) Enforceability of Loan Documents. This Mortgage and the other Loan Documents are the legal, valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor's rights generally in effect from time to time.

            (m) Contingent Liabilities. Mortgagor does not have any known material contingent liabilities.

            (n) No Other Debt. Mortgagor has not borrowed or received debt financing (other than financing evidenced by the Note) that has not been heretofore repaid in full.

            (o) Fraudulent Conveyance. Mortgagor represents and warrants as follows: (i) it has not entered into this Mortgage or the other Loan Documents or the transactions contemplated hereby or thereby with the actual intent to hinder, delay, or defraud any creditor, and (ii) it has received reasonably equivalent value in exchange for its obligations under this Mortgage and the other Loan Documents. Giving effect to the transactions contemplated by this Mortgage and the other Loan Documents, the fair saleable value of the assets of Mortgagor exceeds and will, immediately following the execution and delivery of this Mortgage and the other Loan Documents, exceed the total liabilities of Mortgagor, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the assets of Mortgagor is and will, immediately following the execution and delivery of this Mortgage and the other

Loan Documents, be greater than Mortgagor's probable liabilities, including the maximum amount of the contingent liabilities of Mortgagor or their debts as such debts become absolute and matured. The assets of Mortgagor do not and, immediately following the execution and delivery of this Mortgage and the other Loan Documents will not, constitute unreasonably small capital to carry out the business of Mortgagor as conducted or as proposed to be conducted. Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Mortgagor).

            (p) Access/Utilities. The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of a Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

            (q) Special Assessments. Except to the extent set forth in Schedule 3, there are no pending or, to the knowledge of Mortgagor, proposed special or other assessments for public improvements or otherwise affecting a Property, nor, to the knowledge of Mortgagor, are there any contemplated improvements to the Property that may result in such special or other assessments.

            (r) Flood Zone. None of the Properties are located in a flood hazard area as defined by the Federal Insurance Administration.

            (s) Separate Business; Corporate Formalities.

                  (i) Mortgagor shall maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of Mortgagor will not be diverted to any other Person or for other than business uses of Mortgagor, nor will such funds be commingled with the funds of any other Affiliate;

                  (ii) To the extent that Mortgagor shares the same officers or other employees as any of its partners or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                  (iii) To the extent that Mortgagor jointly contracts with any of its partners or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Mortgagor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Mortgagor and any of its Affiliates shall be only on an arm's length basis.

                  (iv) To the extent that Mortgagor and any of its constituent partners or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                  (v) Mortgagor shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary partnership formalities, as applicable, including, but not limited to, obtaining any and all partners' consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                  (vi) In addition, Mortgagor shall: (a) maintain books and records separate from those of any other person; (b) maintain its assets in such a manner that it is nor costly or difficult to segregate, identify or ascertain such assets; (c) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (e) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (f) transact all business with Affiliates on an arm's-length basis and pursuant to enforceable agreements; (g) conduct business in its name and use separate stationery, invoices and checks; (h) not commingle its assets or funds with those of any other Person; and (i) not assume, guarantee or pay the debts or obligations of any other Person.

            (t) Director Consents. The General Partner of Mortgagor shall obtain the consent of all its directors, including the Independent Director, to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Mortgagor to do so, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mortgagor's assets, (iii) engage in any other business activity, or (iv) amend its organizational documents.

            (u) No Default. As of the date hereof, Mortgagor is not in material default under the terms and provisions of any Operating Agreement or any Material Lease.

            (v) Collateral As Entirety of Property. Each Property and the Personalty located thereon constitutes all of the real property, equipment and fixtures currently owned by Mortgagor or currently used in the operation of the business located on such Property.

            (w) No Property Damage. As of the date hereof, to Mortgagor's knowledge, no portion of the Improvements at a Property has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored.

            (x) Separate Tax Parcels. Each Property constitutes one or more separate tax lots, with a separate tax assessment, independent of any other land or improvements.

            (y) Title Insurance. Mortgagor shall cause to be delivered to Mortgagee a mortgagee's title insurance policy, issued by the Title Company, for the Orlando Property in an amount not less than 125% of the Allocated Loan Amount and for Tower 45 in an amount not less than 115% of the Allocated Loan Amount, which title insurance policy shall be dated as of the date hereof, and shall insure that this Mortgage is a valid first priority lien on the Land and Improvements, subject only to Permitted Encumbrances, standard exceptions contained in the current ALTA printed form policy issued by the Title Company, and any other matter consented to by Mortgagee.

            32. No Waiver. No failure by Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of Mortgagee with respect to any other then existing or subsequent breach.

            33. Non-Recourse Obligations. Notwithstanding anything in this Mortgage (other than as set forth in Section 41 hereof), the Note or the other Loan Documents, no personal liability shall be asserted or enforceable against
(i) Mortgagor, (ii) any Affiliate of Mortgagor,

(iii) any Person owning directly or indirectly, any legal or beneficial interest in Mortgagor or any Affiliate of Mortgagor, or (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the "Exculpated Parties") by Mortgagee in respect of the Obligations, this Mortgage, the Note or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Mortgagee. Mortgagee, and each successive holder of any Note and this Mortgage shall accept the Note and this Mortgage upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Mortgagee's remedies in its sole discretion shall be any or all of:

                  (i) Foreclosure of the lien of this Mortgage in accordance with the terms and provisions set forth in this Mortgage;

                  (ii) Action against any other security at any time given to secure the payment of the Note and under the other Loan Documents; and

                  (iii) Exercise of any other remedy set forth in this Mortgage or any other Loan Document.

            The lien of any judgment against Mortgagor and any proceeding instituted on, under or in connection with the Note or this Mortgage, or both, shall not extend to any property now or hereafter owned by Mortgagor or any Exculpated Party other than the Net Operating Income from and after an Event of Default, provided that Mortgagor or any Exculpated Party shall not have misappropriated the same, and the ownership interest of Mortgagor in, the Mortgaged Property and the other security for the payment of the Note or this Mortgage.

            Notwithstanding anything to the contrary in this Mortgage or any of the Loan Documents, Mortgagee shall not be deemed to have waived any right which Mortgagee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by this Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Mortgagee in accordance with the Loan Documents.

            Notwithstanding anything in this Mortgage to the contrary, there shall at no time be any limitation on Mortgagor's liability for the payment to Mortgagee of: (1) condemnation proceeds or insurance proceeds which Mortgagor has received and to which Mortgagee is entitled pursuant to the terms of this Mortgage or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under the Note or under this Mortgage, or used for the repair or replacement of the Mortgaged Property pursuant to this Mortgage, or (2) all loss, damage and expense as incurred by Mortgagee and arising from any fraud, or intentional misrepresentation of Mortgagor or (3) any misappropriation of Rents or security deposits by Mortgagor or any Affiliate of Mortgagor.

            34. Further Assurances. Mortgagor, at its own expense, will execute, acknowledge and deliver all such reasonable further acts, documents or instruments including security agreements on any building equipment included or to be included in the Mortgaged Property and a separate assignment of each Lease and take all such actions as Mortgagee from time to time may reasonably request to better assure, transfer and confirm unto Mortgagee the rights now or hereafter intended to be granted to Mortgagee under this Mortgage or the other Loan Documents. Mortgagor shall notify Mortgagee no less than thirty (30) days prior to a change of address.

            35. Estoppel Certificates. Mortgagor and Mortgagee each will, from time to time, upon twenty (20) days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to Mortgagee, a certificate signed by an authorized officer or officers and in the case of a request to Mortgagor, an Officer's Certificate, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note. The estoppel certificate from Mortgagee shall also state either that, to Mortgagor's best knowledge and based on no independent investigation, no Default exists hereunder or, if any Event of Default shall exist hereunder, specify any Event of Default of which Mortgagor has actual knowledge and the steps being taken to cure such Event of Default.

            36. Subleasehold Estate.

            (a) Mortgagor hereby represents and warrants as follows: (i) the Belasco Sublease is in full force and effect, unmodified by any writing or otherwise except as specifically set forth herein; (ii) all rent, additional rent and/or other charges reserved in or payable under the Belasco Sublease, have been paid to the extent that they are payable to the date hereof; (iii) the Mortgagor enjoys the quiet and peaceful possession of the Subleasehold Estate;
(iv) the Mortgagor is not in default under any of the material terms of the Belasco Sublease and to the best of its knowledge, is not in default under any other term of the Belasco Sublease; (v) the ground lessor is not in default under any of the material terms or provisions of the Belasco Sublease, and, to the best of the Mortgagor's knowledge, the ground lessor is not in default under any other terms or provisions of the Belasco Sublease, on its part to be observed or performed;

and (vi) the Mortgagor has delivered to the Mortgagee a true, accurate and complete copy of the Belasco Sublease.

            (b) With respect to the Belasco Sublease, Mortgagor covenants and agrees as follows: (i) to promptly and faithfully observe, perform and comply with all the terms, covenants and provisions of the Belasco Sublease, on its part to be observed, performed and complied with, within the applicable grace periods, if any; (ii) to refrain from doing anything, as a result of which, there could be a material default under or a breach of any of the terms of the Belasco Sublease; (iii) not to do, permit or suffer any event or omission as a result of which there is likely to occur a default or breach under the Belasco Sublease after the passing of the applicable grace periods, if any; (iv) not to cancel, terminate, surrender, modify, amend or in any way alter or permit the alteration of any of the provisions of the Belasco Sublease or grant any consents or waivers thereunder without the prior written consent of Mortgagee;
(v) to deliver to Mortgagee, within three (3) Business Days of receipt thereof, a copy of each notice of default and all responses to default notices, similar instruments received or delivered by Mortgagee, in connection with the Belasco Sublease; (vi) to furnish within a reasonable period of time, except in connection with a notice of default which is governed by the previous clause, to Mortgagee copies of such information and evidence as Mortgagee may reasonably request concerning the due observance, performance and compliance by Mortgagor with the terms, covenants and provisions of the Belasco Sublease; and (vii) that any failure by Mortgagor, as tenant under the Belasco Sublease, to perform within any applicable grace period its obligations under the Belasco Sublease shall constitute an Event of Default by Mortgagor under this Mortgage.

            (c) In the event of the occurrence of any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default (as defined in the Belasco Sublease) by Mortgagor in the performance of its obligations under the Belasco Sublease, and which is not cured within any applicable grace period, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every case, Mortgagee may, at its option cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Mortgagor thereunder in the name of and on behalf of Mortgagor. Mortgagor shall, within five (5) Business Days after written demand, reimburse Mortgagee for all advances made and expenses reasonably incurred by Mortgagee in curing any such default (including, without limitation, reasonable attorneys' fees), together with interest thereon from the date that such advance is made, to and including the date the same is paid to Mortgagee. The provisions of this subsection (c) are in addition to any other remedy given to or allowed Mortgagee under the Belasco Sublease.

            (d) If the Belasco Sublease is cancelled or terminated by reason of an Event of Default (as defined in the Belasco Sublease) that Mortgagee was unable to cure (following a good faith effort to so cure), then, if Mortgagee or its nominee shall acquire an interest in any new lease of the Subleasehold Estate following such Event of Default, Mortgagor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

            (e) Mortgagor shall obtain and deliver to Mortgagee, within thirty
(30) days after written demand therefor by Mortgagee, an estoppel certificate stating (1) that the Belasco Sublease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (2) the date to which the fixed rent has been paid under the Belasco Sublease, (3) whether a notice of default has been sent to Mortgagor, as tenant under the Belasco Sublease which has not been cured, and if such notice has been sent, the date it was sent and the nature of the default, (4) whether, to Mortgagor's knowledge, any parties under the Belasco Sublease are in default in keeping, observing or performing any material term covenant, agreement, provision, condition or limitation contained in the Belasco Sublease, (5) if, under the Belasco Sublease, Mortgagor, as tenant, shall be in default, the default, (6) the name of the tenant entitled to possession of the Subleasehold Estate under the Belasco Sublease, (7) whether to the best of Mortgagor's knowledge there has occurred any event which, with the giving of notice or the passage of time or both would constitute a default under the Belasco Sublease, and, if there has occurred any such event, setting forth the nature thereof in reasonable detail.

            (f) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Belasco Sublease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising under the Belasco Sublease for only that period of time during which Mortgagee is in possession of the Subleasehold Estate or has acquired, by foreclosure or otherwise, and is holding, all of the right, title and interest of Mortgagor therein.

            37. Indemnification by Mortgagor.

                  Subject to the provisions of Section 33 hereof, Mortgagor will protect, indemnify and save harmless Mortgagee, and all officers, directors, stockholders, partners, employees, agents, successors and assigns thereof (collectively, the "Indemnified Parties") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Mortgaged Property or any part of its interest therein by a third party, by reason of the occurrence or existence of any of the following (to the extent Insurance Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified

Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Mortgagee or any third party of a deed-in-lieu of foreclosure with respect to the applicable Property, or (ii) the Indemnified Parties taking possession or control of the applicable Property, unless caused solely by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Mortgaged Property): (1) ownership of Mortgagor's interest in the Mortgaged Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Mortgaged Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Mortgaged Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Mortgagee, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Mortgage or any of the other Loan Documents or any failure on the part of Mortgagor to perform or comply with any of the material terms of any Lease or Operating Agreement within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, (6) any negligence or tortious act or omission on the part of Mortgagor or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7(c) hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases or (9) the presence at, in or under the Property or the Improvements thereon of any Hazardous Substance in violation of any Legal Requirement. Any amounts the Indemnified Parties are legally entitled to receive under this Section 37 which are not paid within ten (10) Business Days after written demand therefor by the Indemnified Parties or Mortgagee, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Mortgage. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Mortgagor shall at Mortgagor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mortgagor's reasonable expense for the insurer of the liability or by counsel designated by Mortgagor (unless reasonably disapproved by Mortgagee promptly after Mortgagee has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mortgagee (or any Indemnified Party) to appoint its own counsel at Mortgagor's expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mortgagee and Mortgagor that would make such separate representation advisable; provided further that if Mortgagee shall have appointed separate counsel pursuant to the foregoing, Mortgagor shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Mortgagee a conflict or potential conflict exists between such Indemnified Party and Mortgagee. So long as Mortgagor is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Mortgagee and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding and claim the benefit of this Section 37 with respect to such action, suit or proceeding and Mortgagee agrees that it will not settle any such action, suit or proceeding without the consent of Mortgagor; provided, however, that if Mortgagee reasonably determines that Mortgagor is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and has provided Mortgagor with thirty (30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Mortgagee may settle such action, suit or proceeding subject only to Mortgagor's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section 37 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Mortgagor prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.

            38. Release of Property. (a) If Mortgagor shall pay or cause to be paid, the principal of and interest on the Note in full at maturity or as permitted in accordance with the terms thereof or hereof and all other Indebtedness payable to Mortgagee hereunder by Mortgagor or secured hereby or by the other Loan Documents and all of the payment Obligations shall have been performed, then this Mortgage and all the other Loan Documents shall be discharged and satisfied or assigned (to Mortgagor or to any other Person at Mortgagor's direction and without representation or warranty by, or recourse to, Mortgagee), at Mortgagor's option, without warranty (except that Mortgagee shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents), at the expense of Mortgagor upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Loan Documents, Mortgagee will return to Mortgagor the Note and all insurance policies relating to the Mortgaged Property which may be held by Mortgagee, any amounts held in escrow pursuant to this Mortgage or the Cash Collateral Agreement, if applicable, or otherwise, and any part of the Mortgaged Property or other Collateral that may be in its possession and, on the written request and at the expense of Mortgagor, will execute and deliver such instruments of conveyance, assignment and release (including appropriate UCC-3 termination statements) prepared by Mortgagor and as may reasonably be requested by

Mortgagor to evidence such release and satisfaction, or assignment, and any such instrument, when duly executed by Mortgagee and, if appropriate, duly recorded by Mortgagor in the places where this Mortgage and each other Loan Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein, Mortgagee shall execute and deliver such documents as may be required to release the Madison Properties from the Lien of this Mortgage, from and after the earlier to occur of (1) two (2) days prior to the date of the Securitization and
(2) December 15, 1997, provided that all of the conditions set forth below have been satisfied:

            (i) No Event of Default shall have occurred and be continuing as of the date of such notice and the Release Date;

            (ii) After giving effect to such proposed release, the Debt Service Coverage Ratio would be not less than 1.2:1; and

            (iii) Mortgagee and shall have received from Mortgagor with respect to the matters referred to in clause (ii), (x) statements of the Net Operating Income and Debt Service (both on a consolidated basis and separately for the applicable Property(ies) to be released) for the immediately preceding calendar quarter, and (y) based on the foregoing statements of Net Operating Income and Debt Service, calculations of the Debt Service Coverage Ratio both with and without giving effect to the proposed release, and (z) calculations of the ratios referred to in such clause (ii), accompanied by an Officers' Certificate stating that such statements, calculations and information are true, correct, and complete in all material respects.

                  (c) Notwithstanding anything contained in Section 38(b) hereof, Mortgagor shall be entitled to have one (1) Property released from the Lien of this Mortgage, from and after the earlier to occur of (1) the second
(2nd) anniversary of the date of the Securitization and (2) October 16, 2000 in connection with a delivery of Defeasance Collateral, provided that all of the conditions set forth below have been satisfied:

            (i) Mortgagee shall have received from Mortgagor at least 30 days' prior written notice of the date proposed for such release (the "Re-lease Date"), which Release Date shall be a Payment Date (as defined in the Note);

            (ii) No Event of Default shall have occurred and be continuing as of the date of such notice and the Release Date;

            (iii) Mortgagor shall deliver to Mortgagee (pursuant to and in accordance with the provisions of Sections 46 and 47 hereof) on the Release Date Defeasance Collateral in such amount as shall satisfy the Minimum Defeasance Collateral Requirement with respect to such Property;

            (iv) Mortgagor shall have delivered to Mortgagee an Officer's Certificate, dated the Release Date, confirming the matters referred to in clause (ii) above, certifying that the provisions of clause (iii) above have been complied with and certifying that all conditions precedent for such release contained in this Mortgage have been complied with;

            (v) Mortgagor, at its sole cost and expense, shall have delivered to Mortgagee, one or more endorsements to the mortgagee policy of title insurance delivered to Mortgagee on the date hereof in connection with this Mortgage insuring that, after giving effect to such release, (x) the Liens created hereby and insured thereunder are first priority Liens on the respective remaining Properties subject only to the Permitted Encumbrances applicable to the remaining Properties and (y) that such policy is in full force and effect and unaffected by such release;

            (vi) The Debt Service Coverage Ratio with respect to the remaining Property would be not less than 1.5:1;

            (vii) Mortgagor shall deliver written confirmation from the Rating
                  Agencies that such release will not result in a downgrade, withdrawal or qualification of the then current ratings of any securities backed in part by this Mortgage;

            (viii) (as evidenced by appraisals prepared by Independent
                  Appraisers selected by Mortgagee performed at Mortgagor's expense) the fair market value of the Properties that will remain subject to the lien of this Mortgage as of the date of the proposed release shall not be less than the fair market value of such Properties as of the date of this Mortgage as evidenced by appraisals performed by Cushman & Wakefield, Inc. delivered as of September 23, 1997;

            (ix) Mortgagee shall have received from Mortgagor with respect to the matters referred to in clause (vi), (x) statements of the Net Operating Income and Debt Service (both on a consolidated basis and separately for the applicable Property(ies) to be released) for the applicable measuring period, and (y) based on the foregoing statements of Net Operating Income and Debt Service, calculations of the Debt Service Coverage Ratio both with and without giving effect to the proposed release, and
                  (z) calculations of the ratios referred to in such clause
                  (vi), accompanied by an Officers' Certificate stating that such statements, calculations and information are true, correct, and complete in all material respects.

                  (d) Upon or after the delivery of Defeasance Collateral in accordance with Section 38(c) (iii) and Section 46(b)(iii) hereof and the satisfaction of all other conditions provided for herein in Sections 46 and 47, Mortgagee shall effectuate the following (hereinafter referred to as a "Property Release"): the security interest of Mortgagee in this Mortgage and the other Loan Documents relating to the released Property shall be released from the Lien of this Mortgage and Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release and terminate or reassign, at Mortgagor's option, this Mortgage as to the released Property; provided, that such release and termination or reassignment shall be without recourse to Mortgagee (except as contemplated hereby) and without any representation or warranty except that Mortgagee shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents relating to the released Property (except as contemplated hereby) and Mortgagee shall return the originals of any Loan Documents that relate solely to the released Property to Mortgagor; provided, further, that upon the release and termination or reassignment of Mortgagee's security interest in this Mortgage relating to the released Property all references herein to this Mortgage relating to the released Property shall be deemed deleted, except as otherwise provided herein with respect to indemnities.

            39. Rating Agency Monitoring. Until the Obligations are paid in full, Mortgagor shall provide the Rating Agencies with all financial reports required hereunder and such other information as it shall reasonably request, including copies of any notices delivered to and received from Mortgagee hereunder, to enable it to continuously monitor the creditworthiness of Mortgagor and to permit an annual surveillance of the implied credit rating of certain securities secured by a pledge of the Note; provided, however, such information shall be provided to the Rating Agencies to the extent such information is readily available to Mortgagor in the ordinary course of business and would not result in additional expense to Mortgagor.

            40. Environmental Matters.

            (a) Representations. Mortgagor hereby represents and warrants that except as set forth in the reports listed on Exhibit B hereto (the "Environmental Reports"), (i) Mortgagor has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations by Mortgagor and use and occupancy by Tenants at the Property; (ii) to Mortgagor's knowledge, no tenant, occupant or user of any Property, nor any other person, has during Mortgagor's ownership of such Property, engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property; (iii) to Mortgagor's knowledge, no Hazardous Substances are presently constructed, deposited, stored, or otherwise located on, under, in or about any Property except in material compliance with Environmental Requirements; (iv) to Mortgagor's knowledge, no Hazardous Substances have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Mortgagor; and (v) to Mortgagor's knowledge, no Hazardous Substances have migrated or threaten to migrate from other properties upon, about or beneath any Property which would reasonably be expected to result in material liability for Mortgagor.

            (b) Covenants. Subject to Mortgagor's right to contest under Section 7(c) hereof, Mortgagor covenants and agrees with Mortgagee that it shall comply with all Environmental Laws in all material respects. If at any time during the continuance of the Lien of this Mortgage, a Governmental Authority having jurisdiction over the Mortgaged Property requires remedial action to correct the presence of Hazardous Materials in, around, or under any Property (an "Environmental Event"), Mortgagor shall deliver prompt notice of the occurrence of such Environmental Event to Mortgagee. Within (30) thirty days after Mortgagor has knowledge of the occurrence of an Environmental Event, Mortgagor shall deliver to Mortgagee an Officer's Certificate (an "Environmental Certificate") explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any.

            (c) Environmental Indemnification. Subject to Section 33 of this Mortgage, Mortgagor shall protect, indemnify, save, defend, and hold harmless Mortgagee, its subsidiaries, Affiliates and all officers, directors, stockholders, partners, employees, agents, successors and assigns thereof (collectively, the "Indemnified Environmental Parties") from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Environmental Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from such Property; (b) the violation of any Environmental Law in connection with such Property; (c) any release, spill, or the presence of any Hazardous Substances affecting such Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, such Property of any Hazardous Substances, whether or not such condition was known or unknown to Mortgagor provided that, in each case, Mortgagor may be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to the earliest of (1) the foreclosure of this Mortgage with respect to such Property, (2) the delivery by Mortgagor to Mortgagee or a third party of a deed-in-lieu of foreclosure with respect to such Property, or (3) Mortgagee's taking possession and control of such Property after the occurrence of an Event of Default hereunder and such obligation is a result of the acts or omissions of any Indemnified Party. If any such action or other proceeding shall be brought against Mortgagee, upon written notice from Mortgagor to Mortgagee (given reasonably promptly following Mortgagee's notice to Mortgagor of such action or proceeding), Mortgagor shall be entitled to assume the defense thereof, at Mortgagor's expense, with counsel reasonably acceptable to Mortgagee; provided, however, Mortgagee may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Mortgagee a right to control such defense, which right Mortgagor expressly retains. Notwithstanding the foregoing, each Indemnified Environmental Party shall have the right to employ separate counsel at Mortgagor's expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Environmental Party and Mortgagor that would make such separate representation advisable.

            41. Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Mortgage or in any other Loan Document, the indemnification provided in Section 40(c) hereof shall be fully recourse to Mortgagor (but not to (i) any Affiliate of Mortgagor, (ii) any Person owning directly or indirectly, any legal or beneficial interest in Mortgagor or any Affiliate of Mortgagor, and (iii) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of Mortgagor or of any Persons described in clauses (i) through (ii) above) and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created under this Mortgage, and/or the conveyance of title to any Property to Mortgagee or any purchaser or designee in connection with a foreclosure of this Mortgage or conveyance in lieu of foreclosure.

            42. Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            43. Merger, Conversion, Consolidation or Succession to Business of Mortgagee. Any corporation into which Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Mortgagee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of Mortgagee, shall be the successor of Mortgagee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. Mortgagee shall provide the Rating Agencies with written notice of any merger or conversion to be undertaken pursuant to this Section 43 no less than thirty (30) days' prior to such merger or conversion.

            44. No Endorsement. Mortgagee shall not become or be considered to be an endorser, co-maker or co-obligor on any Note or on any obligation of Mortgagor secured by this Mortgage or otherwise.

            45. Intentionally Omitted.

            46. Defeasance.

                  (a) With respect to a release of the Lien of this Mortgage pursuant to Section 38(c) hereof other than in connection with a total repayment on the Maturity Date (each, a "Defeasance"), the Mortgagor shall deposit Defeasance Collateral in accordance with subsection (B) below to the Defeasance Collateral Account. In no event shall the deliverance of Defeasance Collateral cause the Mortgagor to be released from its obligations to make payments of principal and interest on the Note.

                  (b) The Defeasance shall be permitted at such time as all of the following events shall have occurred:

                        (i) the Defeasance shall occur after the earlier to occur of (1) the second (2nd) anniversary of the date of the Securitization and (2) the October 16, 2000;

                        (ii) the Defeasance Collateral Account shall have been established pursuant to Section 47 hereof;

                        (iii) Mortgagor shall have delivered or caused to have been delivered to Mortgagee the Defeasance Collateral for deposit into the Defeasance Collateral Account such that it will satisfy the Total Defeasance Collateral Requirement with respect to a release of the Properties at the time of delivery and all such Defeasance Collateral, if in registered form, shall be registered in the name of Mortgagee or its nominee (and, if registered in nominee name endorsed to Mortgagee or in blank) and, if issued in book-entry form, the name of Mortgagee or its nominee shall appear as the owner of such securities on the books of the Federal Reserve Bank or other party maintaining such book-entry system;

                        (iv) Mortgagor shall have granted or caused to have been granted to Mortgagee a valid perfected first priority security interest in the Defeasance Collateral and all proceeds thereof;

                        (v) Mortgagor shall have delivered or caused to be delivered to Mortgagee an Officers' Certificate, dated as of the date of such delivery (x) that sets forth the aggregate face amount or unpaid principal amount, interest rate and maturity of all such Defeasance Collateral, a copy of the transaction journal, if any, or such other notification, if any, published by or on behalf of the Federal Reserve Bank or other party maintaining a book-entry system advising that Mortgagee or its nominee is the owner of such securities issued in book-entry form, and (y) to the following effect that states that:

                        (A) Mortgagor owns the Defeasance Collateral being
                  delivered to Mortgagee free and clear of any and all Liens, security interests or other encumbrances, and has not assigned any interest or participation therein (or, if any such interest or participation has been assigned, it has been released), and Mortgagor has full power and authority to pledge such Defeasance Collateral to Mortgagee;


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

                        (B) such Defeasance Collateral consists solely of
                  Defeasance Eligible Investments;

                        (C) such Defeasance Collateral satisfies the Total
                  Defeasance Collateral Requirement, or the Minimum Defeasance Collateral Requirement (for a Partial Release), as the case may be, determined as of the date of delivery;

                        (D) the Defeasance contemplated hereby will not give
                  rise to an Event of Default; and

                        (E) the information set forth in the schedule attached
                  to such Officers' Certificate is correct and complete as of the date of delivery (such schedule, which shall be attached to and form a part of such Officers' Certificate, shall demonstrate satisfaction of the requirement set forth in clause (C) above, in a form reasonably acceptable to Mortgagee);

                        (vi) Mortgagor shall have delivered or caused to be delivered to Mortgagee (A) the Required Opinion with respect to Mortgagee's interest in such Defeasance Collateral, (B) a Tax Opinion, (C) if the Mortgage Loan at such time is included in a REMIC, a Nondisqualification Opinion, and (D) an additional Opinion of Counsel, to the effect that Mortgagee will not be required to be registered under the Investment Company Act as a result of such Defeasance, and (E) an Opinion of Counsel that Mortgagee has been granted a first priority perfected security interest in the Defeasance Collateral;

                        (vii) Mortgagor shall have delivered or caused to be delivered to Mortgagee a certificate, acceptable to Mortgagee, from an independent certified public accountant confirming that Mortgagor has satisfied the provisions of this Section 46(b);

                        (viii) Mortgagee shall have received from each of the Rating Agencies written affirmation that the current credit ratings of the securities secured by a pledge of the Note immediately prior to such defeasance will not be qualified, downgraded or withdrawn as a result of such defeasance, which affirmation may be granted or withheld in the Rating Agencies' sole and absolute discretion; and

                        (ix) Mortgagor shall have delivered or caused to be delivered to Mortgagee such other documents and certificates as Mortgagee may reasonably request in


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

      connection with demonstrating that Mortgagor has satisfied the provisions of this Section 46(b).

                  (c) For purposes of determining whether sufficient amounts are on deposit in the Defeasance Collateral Account, there shall be included only payments of principal and predetermined and certain income thereon (determined without regard to any reinvestment of such amounts) that will occur on a stated date for a stated payment on or before the dates when such amounts may be required to be applied to pay the principal and interest when due on the Note through and including the Reset Date (as defined in the Note) together with the outstanding principal balance of the Note as of the Reset Date.

            47. Defeasance Collateral Account.

                  (a) On or before the date on which Mortgagor delivers Defeasance Collateral to Mortgagee pursuant to Section 6 or 46 hereof, Mortgagor shall open at any Approved Bank or Banks at the time and acting as custodian for Mortgagee, a defeasance collateral account (the "Defeasance Collateral
Account") which shall at all times be an Eligible Account (as defined in the Cash Collateral Agreement), in which Mortgagor shall grant to Mortgagee or reconfirm the grant to Mortgagee of a security interest as part of the Mortgaged Property hereunder. Should Mortgagor open the Defeasance Collateral Account at a bank or banks other than an Approved Bank, such Defeasance Collateral Account must be maintained as a segregated trust account. The Defeasance Collateral Account shall contain (i) all Defeasance Collateral delivered by Mortgagor pursuant to Sections 38, 46 and 47 hereof, (ii) all payments received on Defeasance Collateral held in the Defeasance Collateral Account and (iii) all income or other gains from investment of moneys or other property deposited in the Defeasance Collateral Account, provided, however, that (x) any sums earned on any Defeasance Collateral, which sums were not included in the determination of the Total Defeasance Collateral, shall be paid monthly by Mortgagee to Mortgagor and (y) any sums earned on any Defeasance Collateral representing the difference between the assumed interest on the Note at the Default Rate and the lesser, if applicable, of the actual interest on the Note for the quarter prior to the preceding Due Date shall be paid quarterly to the Mortgagor. All such amounts, including all income from the investment or reinvestment thereof, shall be held by Mortgagee as part of the Mortgaged Property, subject to withdrawal by Mortgagee for the purposes set forth in this Section 47. Mortgagor shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return.

                  (b) Mortgagee shall withdraw, draw on or collect and apply the amounts that are on deposit in the Defeasance Collateral Account to pay when due the principal and all


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

installments of interest and principal on the Note and other amounts due under the Loan Documents.

                  (c) Funds and other property in the Defeasance Collateral Account shall not be commingled with any other monies or property of Mortgagor or any Affiliate of Mortgagor.

                  (d) Mortgagee shall not in any way be held liable by reason of any insufficiency in the Defeasance Collateral Account.

            48. Reserves.

                  (a) Capital Expenditure Reserves.

                  (i) On the Closing Date, a portion of the Loan in the amount of Four Hundred Fifty Two Thousand One Hundred Twenty Seven Dollars ($452,127), representing budgeted and non-budgeted capital expenditures in the amount of One Hundred Ninety Four Thousand One Hundred Twenty Seven ($194,127) with respect to the Orlando Property and Two Hundred Fifty Eight Thousand Dollars ($258,000) with respect to Tower 45, will be deposited into the Capital Expenditure Reserve Account (as defined in the Cash Collateral Agreement) held by Agent (as defined in the Cash Collateral Agreement) for Mortgagee. Such funds are referred to herein as the "Capital Expenditure Reserve Amounts". In lieu of delivering the Capital Expenditure Reserve Amounts, Mortgagor may deliver a Letter of Credit in the amount of the Capital Expenditure Reserve Amounts. Within five (5) Business Days after receipt of an Officer's Certificate stating that certain capital expenditures set forth on Schedule 4 hereto have been substantially completed, and, upon an inspection of the capital expenditures (performed at the discretion of the Mortgagee), provided that no Event of Default shall have occurred and be continuing, Mortgagee shall instruct Agent to disburse Capital Expenditure Reserve Amounts in the amount specified in Schedule 4 to pay specified contractors or to reimburse Mortgagor for funds disbursed by Mortgagor for the payment of capital expenditures. Upon full disbursement to Borrowers of all Capital Expenditures Reserve Amounts, Mortgagee shall close the Capital Expenditure Reserve Account.

                  (ii) On the first day of December, 1997 and on the first day of every month thereafter, Mortgagee shall instruct Agent to withdraw from the Operating Account and deposit into the Capital Expenditure Reserve Account, an annual


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

            amount, payable in monthly installments, equal to $0.15 per square foot for the Orlando Property and Tower 45, or Ten Thousand Eighty Five Dollars ($10,085) per month (the "Monthly Capital Expenditure Reserve Amounts"), representing $4,585 per month for the Orlando Property and $5,500 for Tower 45. The Monthly Capital Expenditure Amounts shall be disbursed by Agent to Mortgagor, not more frequently than once per month, pursuant to instructions from Mortgagee, upon delivery to Mortgagee of an Officer's Certificate (with invoices attached) stating that Mortgagor has incurred costs associated with capital expenditures at the Orlando Property pursuant to invoices attached thereto. Within five (5) Business Days of receipt of such certification, Mortgagee shall instruct Agent to disburse Monthly Capital Expenditure Reserve Amounts to Mortgagor in an amount equal to the amount requested by Mortgagor.

                  (b) TI and Leasing Reserves.

                        (i) On the first day of December, 1997 and on the first
            day of every month thereafter, Mortgagee shall instruct Agent to withdraw from the Operating Account and deposit into the TI and Leasing Reserve Account, an annual amount, payable in monthly installments, equal to (A) $1.50 per square foot, or $45,000 per month, for the Orlando Property, and (B) $2.00 per square foot, or $73,333 per month, for Tower 45 (such funds as deposited, together with all investment income earned thereon, are referred to herein as the "TI and Leasing Reserve Amounts"). Agent shall withdraw such funds until an amount equal to One Million Eighty Thousand Dollars ($1,080,000) for the Orlando Property and One Million Seven Hundred Sixty Thousand Dollars ($1,760,000) for Tower 45 shall have been deposited in the TI and Leasing Reserve Account, and, upon disbursement, shall replenish such TI and Leasing Reserve Amounts by withdrawal from the Operating Account on the first day of the month as set forth above. TI and Leasing Reserve Amounts shall be disbursed by Agent to Mortgagor, not more frequently than once per month, pursuant to instructions from Mortgagee, upon delivery to Mortgagee of an Officer's Certificate (with invoices attached) stating that Mortgagor has incurred costs associated with tenant improvements, leasing commissions and other customary leasing costs pursuant to invoices attached thereto. Within five (5) Business Days of receipt of such certification, Mortgagee shall instruct Agent to disburse TI and Leasing Amounts to Mortgagor in an amount equal to the requested by Mortgagor.

                        (ii) Mortgagor shall be required to deposit into the TI
            and Leasing Reserve Account reserves with respect to Material Leases at the Orlando Property


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

            and at Tower 45 which by their terms are scheduled to expire within one year from the date in question (without regard to any extension or renewal options). Commencing on the first Business Day of the month which is twelve (12) months prior to the expiration date of any Material Lease, and on the first Business Day of each of the succeeding eleven (11) months, Mortgagor shall deposit in the TI and Leasing Reserve Account, in accordance with (but only to the extent required under) Paragraph 3(g) of the Cash Collateral Agreement, an amount equal to one twelfth of the product of (x) either (i) $25 per square foot for the Orlando Property or (ii) $35 per square foot for Tower 45 and (y) the square footage of the applicable Material
            Lease which amount shall be subject to adjustment based upon increases in the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics (the "Consumer Price Index") over the Consumer Price Index in effect as of the Closing Date (the "Lease Expiration Reserve Amounts"); provided, however, Mortgagor shall be permitted to fund the Lease Expiration Reserve Amounts from the TI and Leasing Reserve Amounts to the extent the TI and Leasing Reserve Amounts exceed Five Hundred Forty Thousand Dollars ($540,000) for the Orlando Property and Eight Hundred Eighty Thousand Dollars ($880,000) for Tower 45. Mortgagee shall direct Agent to re lease the Lease Expiration Reserve Amounts for each Material Lease as to which amounts are held in the TI and Leasing Reserve Account upon the satisfaction of the following conditions:
            (i) upon the delivery by Mortgagor to Mortgagee of a fully executed Renewal Lease complying in all respects with the provisions of
            Section 15(b) hereof, the Lease Expiration Reserve Amounts attributable to said Material Lease shall be released to Mortgagor less any expenses incurred by Mortgagor in connection with the renewal of the Material Lease; or (ii) upon the delivery by Mortgagor to Mortgagee of a fully executed Lease complying in all respects with the provisions of Section 15(b) hereof, the Lease Expiration Reserve Amounts attributable to the applicable space shall be released to Mortgagor which Mortgagor shall use for payment of tenant improvements and leasing commissions for the applicable space. Mortgagor shall deliver invoices to Mortgagee evidencing payment of tenant improvement expenses and leasing commissions with the Lease Expiration Reserve Amounts funded to Mortgagor. The balance of the Lease Expiration Reserve Amounts attributable to the applicable space shall be released to Mortgagor after payment of all leasing commissions and tenant improvement costs.

            49. Intentionally Omitted.


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

            50. Liability of Mortgagee. Mortgagee shall not be liable for any error of judgment or act done by Mortgagee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Mortgagee's gross negligence or willful misconduct. Mortgagee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All monies received by Mortgagee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from all other monies, and Mortgagee shall be under no liability for interest on any monies received by him hereunder. Mortgagor will reimburse Mortgagee for, and indemnify and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties hereunder.

            51. Intentionally Omitted.

            52. As to Property in Florida. Notwithstanding anything to the contrary elsewhere in this Mortgage, as to the Mortgaged Property:

                  (a) This Mortgage secures a portion of the Note made, executed and delivered in the State of New York, which Note consolidates, amends and restates in its entirety, the Original Note and the Additional Notes in the original principal amount of $107,000,000.

                  (b) Consolidation, Amendment and Restatement of Original Mortgage. The Original Note was secured by the Original Mortgage described on Exhibit "D". The obligations contained in the Original Note and the Original Mortgage have been consolidated, amended and restated in this Mortgage with the Additional Notes and the Additional Mortgages so that together they shall constitute in law, but one mortgage, a single, first mortgage upon the Property described in Exhibit "A" securing to Mortgagee the repayment of the obligations as limited herein. Other than for the lien, conveyance and grant of the Original Mortgages and the Additional Mortgages as consolidated, amended and restated herein, the terms, representations and covenants and conditions of the Original Mortgage and the Additional Mortgages shall be and hereby are superseded and replaced by the terms, representations, covenants and conditions contained herein and the parties certify that this instrument secures the same indebtedness evidenced and secured by the Original Mortgage and the Additional Mortgages as consolidated, amended and restated by this Mortgage and secures no further or other indebtedness.

            The obligations of Mortgagor pursuant to this Mortgage are individually limited to $54,000,000.

            The Original Mortgage evidences the payment of Documentary Stamp Tax based upon the maximum indebtedness secured thereby of $70,000,000 and the payment of Intangible Tax based on a value of $61,000,000 allocated to the Orlando Property.

                  (c) The reference in Section D of the Granting Clauses to the Uniform Commercial Code shall be deemed to refer to Florida Statutes Section
679.313 and Section 679.402, as amended, respectively. This Mortgage is intended to be a Financing Statement within the purview of Florida Statute Section
679.402 with respect to the personal property described herein. The addresses of the Mortgagor (Debtor) and the Mortgagee (Secured Party) are herein set forth. This Mortgage is to be filed of record with the Clerk of the Circuit Court of the County or Counties where the Mortgaged Property is located.

                  (d) This Mortgage shall constitute a Security Agreement within the meaning of the Florida Uniform Commercial Code with respect to (i) any and all sums at any time on deposit for the benefit of the Mortgagee or held by the Mortgagee (whether deposited by or on behalf of the Mortgagor or anyone else) pursuant to any of the provisions of the Mortgage and (ii) with respect to any personal property included in the Granting Clauses of this Mortgage, and all replacements of such personal property, and the proceeds thereof. Upon default, without limitation of any other remedies, the Mortgagee shall have the remedies of a Secured Party under the Florida Uniform Commercial Code. The Debtor/Mortgagor hereby authorizes the Secured Party/Mortgagee to execute, deliver, file or refile as Secured Party without joinder of the Borrower, any Financing Statement, Continuation Statement or other instruments the Mortgagee may reasonably require from time to time to perfect or renew such security interest under the Uniform Commercial Code.

                  (e) This Mortgage shall be deemed to be and shall be construed as a Mortgage as well as a Security Agreement and Collateral Assignment of Leases, Rents and Revenues. Each of the remedies set forth herein, including without limitation the remedies involving a power of sale or power of attorney with respect to the Orlando Property and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage shall be exercisable if and to the extent permitted by the laws of the State of Florida in force at the time of the exercise of such remedies without regard to the enforceability of such remedies at the time of the execution and delivery of this Mortgage.

                  (f) In any suit to foreclose the lien of this Mortgage there shall be allowed and included as additional indebtedness hereby secured in the final judgment decree all expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for attorneys' and paralegals' fees, appraisers' fees, outlays for documentary and expert evidence, stenographer charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree) of procuring all title searches and examinations and policies, and similar date and assurance with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree the true condition of the title to or the value of the mortgaged property.

                  (g) The definition of Environmental Laws in this Mortgage shall, with respect to the Orlando Property, be deemed to include the Florida Pollutant Spill Prevention and Control Act, Chapter 376. Florida Statutes, and the Florida Air and Water Pollution Control Act, Chapter 403, part I of the Florida Statutes, together with any and all other environmental laws in effect from time to time in the State of Florida, as the same may be hereafter amended or modified.

            53. As to Property in New York

            (a) Consolidation, Amendment and Restatement of Original Mortgage. This Mortgage secures the Note which Note was made, executed and delivered in the State of New York, and which Note is a consolidation, amendment and restatement in its entirety of the Original Note and Additional Notes which were made, executed and delivered in the State of New York.

            The Original Note was secured by that certain Original Mortgage. The Additional Notes were secured by the Additional Mortgages. The obligations contained in the Original Note, the Original Mortgage, the Additional Notes and the Additional Mortgages have been merged into the Obligations contained in the Note of even date herewith given by Mortgagor to Mortgagee, and Mortgagor and Mortgagee agree that the Original Mortgage and the Additional Mortgages are hereby restated in this Mortgage so that together they shall constitute in law, but one mortgage, a single, first mortgage upon the Property described in Exhibit "A" securing to Mortgagee the repayment of the obligations as limited herein. Other than for the lien, conveyance and grant of the Original Mortgage and Additional Mortgages as consolidated, amended and restated , the terms, representations and covenants and conditions of the Original Mortgages and the Additional Mortgages shall be and hereby are superseded and replaced by the terms, representations, covenants and conditions contained herein and the parties certify that this instrument secures the same indebtedness evidenced and secured by the Original Mortgage and the Additional Mortgages and secures no further or other indebtedness.

            (c) Lien Law. (i) This Mortgage is made subject to Section 13 of the New York Lien Law and, in compliance with Section 13 of the New York Lien Law, Mortgagor will receive the loan secured by this Mortgage and the right to receive such advances as a trust fund to be applied first for the purpose of paying any unpaid costs of the Improvements; and

Mortgagor has applied and will apply the same first to the payment of any unpaid costs of the Improvements before using any part of the total of the same for any other purpose.

                  (ii) Mortgagor will indemnify and hold Mortgagee harmless against any loss, liability, cost or expense, including any judgments, attorneys' fees, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by Mortgagor of Article 3-A of the New York Lien Law.

            (d) Real Property Law. (i) Sections 5 and 6 hereof shall be construed according to subdivision 4 of Section 254 of the New York Real Property Law as amended by Chapter 886 of the Laws of 1945 but not as amended by Chapter 830 of the Laws of 1965 or as otherwise thereafter amended.

                  (ii) For purposes of Section 291-f of the New York Real Property Law, Tenant and every tenant or subtenant who after the recording of this Mortgage, enters into a Lease upon the Mortgaged Property or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Mortgaged Property in existence on the date of recording of this Mortgage is hereby notified that Mortgagor shall not, without obtaining Mortgagee's prior consent in each instance, cancel, abridge or otherwise modify any Leases upon the Mortgaged Property or accept prepayments for more than thirty (30) days of installments of rent to become due with respect to any Lease thereof having an unexpired term on the date of this Mortgage of five (5) years or more, except as expressly permitted under this Mortgage or the Assignment of Leases, and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Mortgage or receiving Mortgagee's prior consent shall be voidable by Mortgagee at its option.

            (e) RPAPL. If an Event of Default shall occur and being continuing, Mortgagee may elect to sell (and, in the case of any default of any purchaser, resell) the Property or any part of the Property by exercise of the power of foreclosure or of sale granted to Mortgagee by Articles 13 and 14 of the New York Real Property Actions and Proceedings Las (the "RPAPL"). In such case, Mortgagee may commence a civil action to foreclose this Mortgage pursuant to
Article 13 of the RPAPL, or it may proceed and sell the Property pursuant to
Article 14 of the RPAPL to satisfy the Note and all amounts secured hereby.

            (f) No Residential Units. This Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate six or fewer residential dwelling units having their own separate cooking facilities.

            (g) Maximum Amount Secured. Notwithstanding anything contained herein to the contrary the maximum amount of principal indebtedness secured by this Mortgage at the time of execution hereof or which under any contingency may become secured by this Mortgage at any time hereinafter is Seventy Seven Million Dollars ($77,000,000), plus (a) Impositions which may be imposed by law on the Mortgaged Property, (b) premiums on insurance policies covering the Mortgaged Property, (c) expenses incurred in upholding the lien of this Mortgage, including, but not limited to (i) the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage, (ii) any amount, cost or charges to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and
(iii) interest at the Default Rate.

            54. Intentionally Omitted.

            55. Liability of Assignees of Mortgagee. No assignee of Mortgagee (an "Assignee") shall have any personal liability, directly or indirectly, under or in connection with this Mortgage or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any liability being limited to the assets pledged as security pursuant to this Mortgage and Mortgagor hereby forever and irrevocably waives and releases any and all such personal liability. In addition, no Assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Properties or to which the Properties are now or hereafter will be subject. The limitation of liability provided in this Section 54 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any Assignee's negligence or willful misconduct.

            56. Securitization.

            (A) Sale of Note and Securitization. At the request of the holder of the Note and, to the extent not already required to be provided by Mortgagor under this Mortgage, Mortgagor shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgage, including:

            (a) (i) at Mortgagee's expense, provide such financial and other information with respect to the Properties, Mortgagor and its Affiliates, the Manager and any Tenants of the

Properties, (ii) provide business plans and budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (phase I's and, if appropriate, phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Mortgagee and the Rating Agencies;

            (b) cause counsel to render opinions as to fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Properties and Mortgagor and its Affiliates, including, without limitation, a Bankruptcy Opinion, to be provided at Mortgagee's expense, and a 10b-5 Opinion, to be provided at the request of Mortgagee, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies; for the purposes hereof, (i) "Bankruptcy Opinion" shall mean an opinion to the effect that if the Mortgagor or the general partner of the Mortgagor were a debtor under the U.S. Bankruptcy Code, a court would not have valid legal grounds to cause the Mortgagor to be substantively consolidated with any other Person and (ii) the "10b-5 Opinion" shall mean an opinion or other written assurance of counsel acceptable to Mortgagee and its counsel regarding the absence of any misstatement of a material fact, or the omission to state a material fact in any materials, other than financial information with respect to the Properties or the Loan, provided by the Mortgagor to the Mortgagee in connection with the origination of the Loan, including without limitation information with respect to the Mortgage, the Mortgaged Property, the Manager, the Mortgagor and other legal aspects of the Mortgage Loan. The 10b-5 Opinion shall be delivered at Mortgagee's expense, provided, however, that Mortgagor shall pay all expenses in connection with the 10b-5 Opinion exceeding $20,000. Mortgagor's failure to deliver the opinions required hereby within ten (10) Business Days shall constitute an "Event of Default" hereunder;

            (c) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Mortgagor, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and, to the extent still true, consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

            (d) at Mortgagor's expense, execute such amendments to the Loan Documents and Mortgagor's organizational documents, as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization, provided, that nothing contained in this subsection (D) shall result in any economic change in the transaction, or increase the liability or obligations, or reduce the rights and benefits, of the Mortgagor hereunder.

            (B) Cooperation with Rating Agencies. In the event this Loan becomes an asset of a securitization underwritten by Mortgagee or any of its Affiliates, Mortgagor, prior to such securitization, shall implement any and all operations and maintenance plans recommended for asbestos or other environmental matters recommended in any environmental report and complete all surveys in connection therewith; provided, however, that nothing contained in this paragraph (b) shall limit the obligations of Mortgagor contained in this Mortgage or the other Loan Documents. In addition, Mortgagor shall (i) gather any environmental information required by the Rating Agencies in connection with such a securitization, (ii) at Mortgagee's request, meet with representatives of such Rating Agencies to discuss the business and operations of the Mortgaged Property, and (iii) cooperate with the requests of the Rating Agencies in connection with all of the foregoing as well as in connection with all other matters, including, without limitation, entering into any amendments or modifications to this Mortgage or to any other Loan Document as may be required by the Rating Agencies; provided, however, that such amendments or modifications shall not increase Mortgagor's obligations or materially decrease Mortgagor's rights and benefits under the Loan Documents; further provided that Mortgagor shall not be obligated under this paragraph (B) to expend any of its funds or incur any expense to comply herewith.

            (C) Securitization Financial Statements. Mortgagor covenants and agrees that, upon Mortgagee's written request therefor in connection with a securitization in which this Mortgage is to be included as an asset, Mortgagor shall, at Mortgagor's sole cost and expense, promptly deliver the most recent audited financial statements and related documentation prepared by an independent certified public accountant that satisfy applicable federal securities law requirements for use in a Public Registration Statement (which may include up to three (3) years of historical audited financial statements or for so long as Mortgagor has owned a Property). A "Public Registration Statement" shall mean a registration statement meeting the requirements of
Section 5 of the Securities Act of 1933, as amended.

            (D) Securitization Indemnification. (i) Mortgagor understands that certain of the Provided Information and the information required to be delivered by Mortgagor hereunder (the "Required Records") may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Mortgagor will cooperate with the holder of the Note in updating the Provided Information or Required Reports for inclusion or summary in the Disclosure Document by providing all current information pertaining to Mortgagor and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

            (ii) In connection with each of (x) a preliminary and a private placement memorandum or (y) a preliminary and final prospectus, as applicable, and provided that Mortgagee, at Mortgagee's cost and expense has provided Mortgagor with drafts of such preliminary and final documents, and such additional information as Mortgagor shall reasonably require, Mortgagor agrees to provide an indemnification certificate:

      (A) certifying that Mortgagor has carefully examined those portions of such memorandum or prospectus, as applicable, pertaining to Mortgagor, the Properties and the Loan including applicable portions of the sections entitled "Special Considerations", "Description of the Mortgages", "Description of the Mortgage Loans and Mortgaged Property", "The Manager", "The Mortgagor" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections reasonably requested and pertaining to Mortgagor, the Properties or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

      (B) indemnifying Mortgagee and the affiliates of Merrill Lynch & Co. ("ML"), that has filed the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls ML within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act of 1933, as amended (the "Securities Act") (collectively, the "ML Group"), and ML, each of its directors and each person who controls ML, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Mortgagee, the ML Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the applicable portions of such sections applicable to Mortgagor, the Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections or in light of the circumstances under which they were made, not misleading; and

      (C) agreeing to reimburse Mortgagee and ML for any legal or other expenses reasonably incurred by Mortgagee and ML in connection with investigating or defending the Liabilities for which Mortgagor has liability to Mortgagee, the ML Group or the Underwriter Group. Mortgagor's Liability under clauses (A) or (B) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Mortgagee by Mortgagor in connection with the preparation of those portions of the memorandum or prospectus pertaining to Mortgagor, the Properties or the Loan or in connection with the underwriting of the debt, including financial statements of Mortgagor, operating statements, and rent rolls with respect to the Properties. This indemnity agreement will be in addition to any liability which Mortgagor may otherwise have.

            (iii) In connection with filings under the Exchange Act, Mortgagor agrees to (i) indemnify Mortgagee, ML Group and the Underwriter Group for any Liabilities to which Mortgagee, the ML Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information or Required Records a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made not misleading and (ii) reimburse Mortgagee or ML for any legal or other expenses reasonably incurred by Mortgagee and ML in connection with defending or investigating the Liabilities.

            (iv) Promptly after receipt by an indemnified party under this
Section 56 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 56, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this
Section 56 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

            (v) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 56 is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 56, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the ML Group's and Mortgagor's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Mortgagee and Mortgagor hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

            (E) Depositor and Registrant. Notwithstanding anything to the contrary contained herein, Mortgagor shall have no obligation to act as a depositor with respect to the Loan or an issuer or registrant with respect to the securities issued in any Securitization (or be deemed by the Securities and Exchange Commission to be an issuer, registrant or the functional equivalent thereof for purposes of the Securities Act).

            (F) Retention of Servicer. Mortgagee reserves the right to retain a servicer to act as its agent hereunder with such powers as are specifically delegated to the servicer by Mortgagee, whether pursuant to the terms of this Mortgage, the Cash Collateral Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

            (G) Exculpated Parties. Notwithstanding anything to the contrary contained in this Section 57, no personal liability shall be asserted or enforceable against the Exculpated Parties for the Liabilities.

            57. Air Rights Lease.

            (a) Mortgagor hereby represents and warrants as follows: (i) the Air Rights Lease is in full force and effect, unmodified by any writing or otherwise except as specifically set forth herein; (ii) all rent, additional rent and/or other charges reserved in or payable under the Air Rights Lease, have been paid to the extent that they are payable to the date hereof; (iii) the Mortgagor enjoys the holding of the air development rights; (iv) the Mortgagor is not in default under any of the material terms of the Air Rights Lease and to the best of its knowledge, is not in default under any other term of the Air Rights Lease; (v) the ground lessor is not in default under any of the material terms or provisions of the Air Rights Lease, and, to the best of the Mortgagor's knowledge, the ground lessor is not in default under any other terms or provisions of the Air Rights Lease, on its part to be observed or performed; and
(vi) the Mortgagor has delivered to the Mortgagee a true, accurate and complete copy of the Air Rights Lease.

            (b) With respect to the Air Rights Lease, Mortgagor covenants and agrees as follows: (i) to promptly and faithfully observe, perform and comply with all the terms, covenants and provisions of the Air Rights Lease, on its part to be observed, performed and complied with, within the applicable grace periods, if any; (ii) to refrain from doing anything, as a result of which, there could be a material default under or a breach of any of the terms of the Air Rights Lease; (iii) not to do, permit or suffer any event or omission as a result of which there is likely to occur a default or breach under the Air Rights Lease after the passing of the applicable grace periods, if any; (iv) not to cancel, terminate, surrender, modify, amend or in any way alter or permit the alteration of any of the provisions of the Air Rights Lease or grant any consents or waivers thereunder without the prior written consent of Mortgagee;
(v) to deliver to Mortgagee, within three (3) Business Days of receipt thereof, a copy of each notice of default and all responses to default notices, similar instruments received or delivered by Mortgagee, in connection with the Air Rights Lease; (vi) to furnish within a reasonable period of time, except in connection with a notice of default which is governed by the previous clause, to Mortgagee copies of such information and evidence as Mortgagee may reasonably request concerning the due observance, performance and compliance by Mortgagor with the terms, covenants and provisions of the Air Rights Lease; and (vii) that any failure by Mortgagor, as tenant under the Air Rights Lease, to perform within any applicable grace period its obligations under the Air Rights Lease shall constitute an Event of Default by Mortgagor under this Mortgage.

            (c) In the event of the occurrence of any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default (as defined in the Air Rights Lease) by Mortgagor in the performance of its obligations under the Air Rights Lease, and which is not cured within any applicable grace period, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every case, Mortgagee may, at its option cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Mortgagor thereunder in the name of and on behalf of Mortgagor. Mortgagor shall, within five (5) Business Days after written demand, reimburse Mortgagee for all advances made and expenses reasonably incurred by Mortgagee in curing any such default (including, without limitation, reasonable attorneys' fees), together with interest thereon from the date that such advance is made, to and including the date the same is paid to Mortgagee. The provisions of this subsection (c) are in addition to any other remedy given to or allowed Mortgagee under the Air Rights Lease.

            (d) If the Air Rights Lease is cancelled or terminated by reason of an Event of Default (as defined in the Air Rights Lease) that Mortgagee was unable to cure (following a good faith effort to so cure), then, if Mortgagee or its nominee shall acquire an interest in any new lease of the air rights following such Event of Default, Mortgagor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

            (e) Mortgagor shall obtain and deliver to Mortgagee, within thirty
(30) days after written demand therefor by Mortgagee, an estoppel certificate stating (1) that the Air Rights Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (2) the date to which the fixed rent has been paid under the Air Rights Lease, (3) whether a notice of default has been sent to Mortgagor, as tenant under the Air Rights Lease which has not been cured, and if such notice has been sent, the date it was sent and the nature of the default, (4) whether, to Mortgagor's knowledge, any parties under the Air Rights Lease are in default in keeping, observing or performing any material term covenant, agreement, provision, condition or limitation contained in the Air Rights Lease, (5) if, under the Air Rights Lease, Mortgagor, as tenant, shall be in default, the default, (6) the name of the tenant entitled to possession of the air rights under the Air Rights Lease, (7) whether to the best of Mortgagor's knowledge there has occurred any event which, with the giving of notice or the passage of time or both would constitute a default under the Air Rights Lease, and, if there has occurred any such event, setting forth the nature thereof in reasonable detail.

            (f) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Air Rights Lease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising under the Air Rights Lease for only that period of time during which Mortgagee is in possession of the air rights or has acquired, by foreclosure or otherwise, and is holding, all of the right, title and interest of Mortgagor therein.

            IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor and Mortgagee on the date first hereinabove written.

                              MORTGAGOR:

                              MAGNOLIA ASSOCIATES, LTD.,
                              a Florida limited partnership


                              By: Tower Orlando GP LLC,
                                  a Delaware limited liability company,
                                  its general partner


                                  By: Tower QRS No. 3 Corp.,
                                      a Delaware corporation,
                                      its managing member

                                      By: /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name: Lawrence H. Feldman
                                         Title: President

                              286 MADISON, L.P.,
                              a New York limited partnership


                              By: Tower Madison GP LLC,
                                  a Delaware limited liability company,
                                  its general partner


                                  By: Tower QRS No. 4 Corp.,
                                      a Delaware corporation,
                                      its managing member


                                      By: /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name: Lawrence H. Feldman
                                         Title: President

                              290 MADISON, L.P.,
                              a New York limited partnership


                              By: Tower Madison GP LLC,
                                  a Delaware limited liability company,
                                  its general partner


                                  By: Tower QRS No. 4 Corp.,
                                      a Delaware corporation,
                                      its managing member


                                      By: /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name:  Lawrence H. Feldman
                                         Title: President

                              292 MADISON, L.P.,
                              a New York limited partnership


                              By: Tower Madison GP LLC,
                                  a Delaware limited liability company,
                                  its general partner


                                  By: Tower QRS No. 4 Corp.,
                                      a Delaware corporation,
                                      its managing member


                                      By:  /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name:   Lawrence H. Feldman
                                         Title:  President

                              MORTGAGEE:

                              MERRILL LYNCH MORTGAGE CAPITAL INC.,
                              a Delaware corporation

                              By:  /s/ Lawrence Miller
                                 -------------------------------------------
                                 Lawrence Miller
                                 Director

                                   SCHEDULE 1

                             Allocated Loan Amounts

                  One Orlando Center            $40,000,000

                  286/290/292 Madison Avenue    $32,000,000

                  Tower 45                      $67,000,000

                                   SCHEDULE 2

                              Operating Agreements

Orlando Property

Olympia & York Southeast Equity Corp. Development Order - Project Olympia Place Substantial Deviation, the City of Orlando, Florida ECFRPC DRI #688-13 by the City of Orlando, Florida, dated October 17, 1988, and recorded on December 7, 1988, in Official Records Book 4037, page 2641, of the Public Records of Orange County, Florida, as amended by that certain First Amendment to the Olympia & York Southeast Equity Corp. Development Order by the City of Orlando, Florida, dated December 14, 1992, and recorded on January 8, 1993, in Official Records Book 4510, page 3480, of the Public Records of Orange County, Florida, and as further amended by that certain Second Amendment to the One Orlando Centre Development Order by the City of Orlando, Florida, dated June 24, 1996, and recorded on July 10, 1996, in Official Records Book 5086, page 3263, of the Public Records of Orange County, Florida.

City of Orlando Downtown Development of Regional Impact Development Order - The city of Orlando, Florida, ECFRPC DRI #690-05 by the City of Orlando, Florida, dated June 18, 1990, and recorded on January 8, 1992, in Official Records Book 4362, page 3368, of the Public Records of Orange County, Florida, as amended by that certain Notice of Recordation of Omitted Exhibit from City of Orlando Downtown Development of Regional Impact Development Order The City of Orlando ECFRPC DRI #690-05, dated November 15, 1996, and recorded on November 19, 1996, in Official Records Book 5157, page 1002, of the Public Records of Orange County, Florida.

Reciprocal Parking Easement Agreement by and between Magnolia Associates, LTD., a Florida limited partnership, and Orlando Option Holding, L.L.C., a Delaware limited liability company, to be recorded in the Public Records of Orange County, Florida.

                                   SCHEDULE 3

                               Special Assessments

286 Madison, New York               BID Tax
                                    97/98 tax year: $15,632.16

290 Madison, New York               BID Tax
                                    97/98 tax year: $5,617.24

292 Madison, New York               BID Tax
                                    97/98 tax year: $26,068.68

120 West 45th Street, New York      BID Tax
                                    97/98 tax year: $123,319.20

                                   SCHEDULE 4

                              Capital Expenditures

            For the Orlando Property, capital expenditure reserves of $100,000 for improved maintenance of mechanical systems.

            For Tower 45, capital expenditure reserves of $157,000 for repair of the roof and $101,000 for improved maintenance of the heat pumps.